FSD
PHARMA

FSD PHARMA INC.

NOTICE OF

ANNUAL GENERAL AND SPECIAL MEETING OF THE

SHAREHOLDERS TO BE HELD ON

JUNE 29, 2023

AND

MANAGEMENT INFORMATION CIRCULAR

DATED: MAY 19, 2023

FSD PHARMA INC.

MANAGEMENT INFORMATION CIRCULAR

This management information circular (the "**Circular**") is furnished in connection with the solicitation of proxies by the management ("**Management**") of FSD Pharma Inc. (the "**Company**"). The form of proxy which accompanies this Circular (the "**Form of Proxy**") is for use at the annual general and special meeting of the shareholders of the Company ("**Shareholders**") to be held as a virtual meeting through the AGM Connect meeting platform at www.agmconnect.com/fsd2023 on Thursday, June 29, 2023 at 1:00 p.m. (Toronto/New York time) subject to any adjournments or postponements thereof.

The class B subordinate voting shares of the Company ("**Class B Shares**") are traded on the Canadian Securities Exchange (the "**CSE**") and on the NASDAQ Capital Market ("**NASDAQ**") under the symbol "HUGE". The Class B Shares are also listed and posted for trading on the Börse Frankfurt, or Frankfurt Stock Exchange ("**FSE**"), under "WKN: A2JM6M" and the trading symbol "0K9A".

Unless otherwise specified, in this Circular, (i) all information provided is current as of May 19, 2023, (ii) references to "$" or "US$" mean U.S. dollars, and all references to "C$" mean Canadian dollars, (iii) "**Beneficial Shareholders**" means Shareholders who do not hold Shares (as defined herein) in their own name, and (iv) "**Intermediaries**" refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Beneficial Shareholders. For the convenience of the reader, in this Circular, unless otherwise indicated, translations from Canadian dollars into U.S. dollars were made at the rate of C$1.00 to US$0.7688, which is the average rate for the 2022 fiscal year, (2021 average rate: C$1.00=US$0.7978). Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Canadian dollars at the dates indicated.

The Company will use the Notice-and-Access Provisions (as defined below) to conduct the solicitation of proxies in connection with the Circular. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or email by directors, officers and/or employees of the Company without special compensation. The cost of any such solicitation will be borne by the Company. Arrangements have been made with brokerage houses and other securities intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial Shareholders of record as of May 15, 2023 (the "**Record Date**").

NOTICE-AND-ACCESS

The Company has elected to deliver the materials in respect of the Meeting pursuant to the notice-and-access provisions (the "**Notice-and-Access Provisions**") concerning the delivery of proxy-related materials to Shareholders, found 9.1(1) of National Instrument 51-102 – *Continuous Disclosure Obligations*, in the case of registered Shareholders ("**Registered Shareholders**"), and section 2.7.1 of National Instrument 54-101 – *Communication with Beneficial Owners of Securities of a Reporting Issuer* ("**NI 54-101**"), in the case of Beneficial Shareholders. The Notice-and-Access Provisions are a set of rules that reduce the volume of proxy-related materials that must be physically mailed to shareholders by allowing issuers to deliver

meeting materials to shareholders electronically by providing Shareholders with access to these materials online.

The use of the Notice-and-Access Provisions reduces paper waste and mailing costs to the Company. In order for the Company to utilize the Notice-and-Access Provisions to deliver proxy-related materials by posting this Circular and other related materials electronically on a website that is not the System for Electronic Document Analysis and Retrieval ("**SEDAR**"), the Company must send the Notice of Meeting to Shareholders, including Beneficial Shareholders, indicating that the proxy-related materials have been posted and explaining how a Shareholder can access them or obtain a paper copy of those materials from the Company.

In accordance with the Notice-and-Access Provisions, the Notice of Meeting and the Form of Proxy or voting instruction form (the "**VIF**"), as applicable, have been sent to all Shareholders informing them that this Circular, the Notice of Meeting, annual audited consolidated financial statements of the Company for the year ended December 31, 2022 (the "**Annual Financial Statements**") and management's discussion and analysis of the Company's results of operations and financial condition for the year ended December 31, 2022 (the "**MD&A**") are available online and explaining how this Circular may be accessed, in addition to outlining relevant dates and matters to be discussed at the Meeting. The Circular, the Notice of Meeting, Annual Financial Statements and MD&A have been posted in full online at www.agmconnect.com/fsd2023 and under the Company's SEDAR profile at www.sedar.com.

Shareholders who would like more information about the Notice-and-Access Provisions should review the "Notice-and-Access" section included in this Circular or may contact the transfer agent, Marrelli Trust Company Limited at: info@marrellitrust.ca up to and including the date of the Meeting, including any adjournment thereof.

The Company will cause AGM Connect to deliver copies of the proxy-related materials to the Intermediaries for onward distribution to the Non-Objecting Beneficial Owners ("**NOBOs**"). The Company will assume costs for the Intermediaries to deliver to Objecting Beneficial Owners ("**OBOs**") the proxy-related materials and Form 54-101F7 – *Request for Voting Instructions Made by Intermediary* of NI 54-101.

Any Shareholder who wishes to receive a paper copy of this Circular free of charge must contact AGM Connect toll-free at 1-855-839-3715 and provide your Voter ID, or you may electronically submit a request by emailing voteproxy@agmconnect.com up to the date of the Meeting or any adjournment thereof, or thereafter by contacting the AGM Connect at 1-855-839-3715. In order to ensure that paper copies of the materials can be delivered to a requesting Shareholder in time for such Shareholder to review materials and return Form of Proxy or VIF prior to the deadline to receive proxies, it is strongly suggested that Shareholders ensure their request is received no later than June 12, 2023.

COVID-19

This year, due to the ongoing public health impact of COVID-19 and in order to mitigate risks to the health and safety of the Company's shareholders, employees and other stakeholders, we will hold the Meeting in a virtual only format, which will be conducted online via www.agmconnect.com/fsd2023. Registered Shareholders and duly appointed proxyholders will be able to participate in the Meeting virtually, submit questions and vote their shares while the Meeting is being held. We hope that hosting a virtual meeting helps enable greater participation by Shareholders by allowing Shareholders that might not otherwise be able to travel to a physical meeting to attend online, while minimizing the health risks associated with large gatherings.

Your vote is important. Whether or not you plan to attend the Meeting virtually, please vote your proxy as soon as possible by one of the methods described below to ensure that you are represented at the Meeting.

SHAREHOLDER QUESTIONS ABOUT VOTING

Where is the meeting?

The Meeting is scheduled to be held at 1:00 p.m. (Toronto/New York Time) on Thursday, June 29, 2023 through the AGM Connect meeting platform at www.agmconnect.com/fsd2023. This year, due to the ongoing public health impact of COVID-19 and in order to mitigate risks to the health and safety of the Company's shareholders, employees and other stakeholders, we will hold the Meeting in a virtual only format. Registered Shareholders and duly appointed proxyholders will be able to participate in the Meeting virtually, submit questions and vote their shares while the Meeting is being held.

The Company encourages Shareholders to vote in advance of the Meeting via mail, telephone or online or at the Meeting virtually via the live webcast.

Who is entitled to vote?

Each Shareholder is entitled to one vote for each Class B Share held and 276,660 votes for each class A multiple voting share ("**Class A Share**") held, registered in such Shareholder's name as of the close of business on the Record Date.

As at the Record Date, 72 Class A Shares and 39,040,614 Class B Shares (collectively, the "**Shares**") were issued and outstanding and entitled to be voted at the Meeting.

Only Shareholders of record on the Record Date are entitled to receive notice of, attend and vote at the Meeting, or any adjournment thereof, either virtually or by proxy, in respect of all matters which may properly come before the Meeting, or any adjournment thereof.

How do I vote if I am a REGISTERED Shareholder?

A Registered Shareholder is a Shareholder that holds their Shares directly in their own name and not in the name of an Intermediary. Registered Shareholders may exercise their right to vote by voting online at the Meeting or by voting using any of the methods outlined on the proxy.

Registered Shareholders who attend the Meeting are entitled to cast one vote for each Class B Share held and 276,660 votes for each Class A Share held on each resolution put before the Meeting. Whether or not a Shareholder plans to attend the Meeting, Shareholders are encouraged to vote using any of the outlined methods on the proxy. A Shareholder's participation in a vote by ballot at the Meeting will automatically revoke any proxy previously given.

Vote using the following methods prior to the Meeting

The completed, signed and dated proxy must be received by 1:00 p.m. (Toronto time) on June 27, 2023, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned or postponed Meeting (the "**Proxy Deadline**"), as outlined below:

VOTING	IF YOU HAVE RECEIVED A PROXY FORM WITH A VOTER ID AND MEETING ACCESS CODE FROM AGM CONNECT		IF YOU HAVE RECEIVED A PROXY FORM OR VIF WITH A 16-DIGIT CONTROL NUMBER FROM AN INTERMEDIARY
Voting Method	**Registered Shareholders** (your securities are held in your name in a physical certificate or DRS statement)	**Non-Registered Shareholders** (your shares are held with a broker, bank, or other intermediary)	**Non-Registered Shareholders** (your shares are held with a broker, bank, or other intermediary)
Internet	Login to https://app.agmconnect.com, using the Meeting Access Code and Voter ID provided to you, and complete the form to Submit Proxy		Go to www.proxyvote.com Enter the 16- digit control number printed on the VIF and follow the instructions on screen
Email	Complete, sign and date the proxy form and email to: voteproxy@agmconnect.com		N/A
Telephone	Call 1-855-839-3715 to register your vote for the Meeting		N/A
Mail	Enter your voting instructions, sign, date and return the form to AGM Connect in the enclosed envelope		Enter your voting instructions, sign, date and return completed VIF in the enclosed postage paid envelope

Shareholders may also, prior to the Proxy Deadline, deposit an instrument in writing, including another completed form of proxy, executed by such Registered Shareholder or by his or her attorney authorized in writing or by electronic signature or, if the Registered Shareholder is a company or other similar entity, by an authorized officer or attorney thereof with AGM Connect at 2704-401 Bay Street, Toronto, ON M5H 2Y4 (the "**AGM Connect Address**").

To vote at the Meeting

Registered Shareholders can attend the Meeting virtually. Registered Shareholders should not fill out and return the proxy if you intend to vote virtually at the Meeting. The Company encourages Shareholders to vote in advance of the Meeting via mail, telephone or online or at the meeting virtually via the live webcast. Go to www.agmconnect.com/fsd2023, click on "Join Meeting", enter the Voter ID and Meeting Code and a valid email address, and click the "Login" button. See "*How can I vote virtually at the Meeting?*" and "*How can I ask questions virtually at the Meeting?*" for more information.

How do I Appoint a Proxyholder?

A proxyholder is the person a Shareholder appoints to cast such Shareholder's votes at the Meeting. Shareholders will receive a form of proxy for use at the Meeting. The persons named in the form of proxy are directors and/or officers of the Company. By signing the proxy without appointing a proxyholder that is not a director or officer of the Company stated in the proxy, the Shareholder appoints such directors or officers of the Company stated in the proxy as proxyholder to vote a Shareholder's Shares at the Meeting ("**Management Designees**"). **To appoint a different proxyholder, Shareholders can (i) write in the name of the person they would like to appoint, along with a valid email address in the blank space provided in the proxy and return the completed proxy to AGM Connect by mail, to the AGM Connect Address, or email to voteproxy@agmconnect.com; (ii) complete the form after logging into the AGM Connect platform https://app.agmconnect.com. Failure to register a Shareholder's appointed proxyholder will result in such proxyholder not receiving a Voter ID or Meeting Code, which will prevent them from being able to ask questions or vote at the Meeting**. If a Shareholder appoints a third-party proxyholder, please ensure that such third-party proxyholder is aware that they have been appointed, that they will participate at the Meeting and that they have received their Voter ID and Meeting Code prior to the Meeting. Once a proxyholder has been registered and receives a Voter ID and Meeting Code, they

can attend the Meeting virtually. To attend virtually, the proxyholder must access https://app.agmconnect.com, login by entering the Voter ID and Meeting Code provided to them by AGM Connect and a valid email, and click the "Login" button. See below under the headings "*How can I vote virtually at the Meeting?*" and "*How can I ask questions virtually at the Meeting?*" for more information.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. The solicitation will be conducted primarily by mail, but proxies may also be solicited personally, by telephone or electronically, by employees or representatives of the Company for which no additional compensation will be paid. However, the Company may, at its own expense, pay those entities holding Shares in the names of their principals for their reasonable expenses in forwarding solicitation materials to their principals.

How will my shares be voted if I return my proxy?

On the proxy, Shareholders can indicate how they want the proxyholder to vote their Shares, or the Shareholder can let the proxyholder decide for the Shareholder. If the Shareholder has specified on the proxy how the Shareholder wants to vote on a particular issue (e.g. by marking FOR or WITHHOLD), then the proxyholder must vote such Shareholder's Shares accordingly.

If a Shareholder has not specified how to vote on a particular matter, then the proxyholder can vote the Shares as they see fit. If there are no voting directions by the Registered Shareholder contained in a proxy for which a director or officer of the Company is stated as the proxyholder, those Shares will be voted "FOR" the election of the directors whose names are set out in this Circular, "FOR" the re-appointment of MNP LLP as the auditor of the Company and the authorization of the board of directors of the Company (the "**Board**") to fix the remuneration of MNP LLP, "FOR" the re-approval of the Equity Incentive Plan (as defined herein), and "FOR" the re-approval of the Stock Option Plan (as defined herein). The proxy gives the person named in it the discretion to vote as such person sees fit on any amendments or variations to matters identified in the notice of meeting ("**Notice of Meeting**"), or any other matters which may properly come before the Meeting. At the time of printing of this Circular, Management knows of no other matters which may come before the Meeting other than those referred to in the Notice of Meeting.

Can a Shareholder take back their proxy once it has been given?

Yes, pursuant to section 110(4) of the *Business Corporations Act* (Ontario) (the "**OBCA**"), a Shareholder may revoke any proxy that has been given. A later dated proxy automatically revokes any previously submitted proxy. In addition to revocation in any other manner permitted by law, a Shareholder may revoke the proxy by preparing a written statement, signed by the Shareholder or the Shareholder's attorney, or if the proxy is given on behalf of a corporation, by an authorized officer or attorney of such corporation and depositing such written revocation statement to AGM Connect, via the methods mentioned herein, at any time up to and including the last business day preceding the day of the Meeting (or any adjournment thereof) at which the proxy is to be used or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

Beneficial Shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures.

What if amendments are made to these matters or if other matters are brought before the Meeting?

The proxy also gives discretionary authority to proxyholders with respect to amendments or variations to matters identified in the Notice of Meeting, this Circular or other matters that may come before the Meeting. As of the date of this Circular, Management is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to Management should properly come before the Meeting, the Shares represented by the proxies in favour of the Management proxy nominees will be voted in accordance with the best judgment of such nominees.

How can I vote in advance of the Meeting as a Beneficial Shareholder?

A substantial number of Shareholders do not hold Shares in their own name. Beneficial Shareholders should note that only proxies deposited by the Shareholders who appear on the records maintained by the Company's registrar and transfer agent as Registered Shareholders will be recognized and acted upon at the Meeting.

Each Intermediary has its own procedures that should be carefully followed by Beneficial Shareholders to ensure that their Shares are voted at the Meeting, and to determine when and where their voting instruction form or proxy is to be delivered. Beneficial Shareholders should have received this Circular, together with either: (a) the voting instruction form from your Intermediary to be completed and signed by the Beneficial Shareholder and returned to the Intermediary in accordance with the instructions provided by the Intermediary; or (b) a proxy, which has already been signed by the Intermediary and is restricted as to the number of Shares beneficially owned by the Beneficial Shareholder, to be completed by the Beneficial Shareholder and returned to AGM Connect no later than the Proxy Deadline. See the methods outlined in the chart below and "*Advice to Beneficial Shareholders*" for more information.

VOTING	**IF YOU HAVE RECEIVED A PROXY FORM WITH A VOTER ID AND MEETING ACCESS CODE FROM AGM CONNECT**		**IF YOU HAVE RECEIVED A PROXY FORM OR VIF WITH A 16-DIGIT CONTROL NUMBER FROM AN INTERMEDIARY**
Voting Method	**Registered Shareholders** (your securities are held in your name in a physical certificate or DRS statement)	**Non-Registered Shareholders** (your shares are held with a broker, bank, or other intermediary)	**Non-Registered Shareholders** (your shares are held with a broker, bank, or other intermediary)
Internet	Login to https://app.agmconnect.com, using the Meeting Access Code and Voter ID provided to you, and complete the form to Submit Proxy		Go to www.proxyvote.com Enter the 16- digit control number printed on the VIF and follow the instructions on screen
Email	Complete, sign and date the proxy form and email to: voteproxy@agmconnect.com		N/A
Telephone	Call 1-855-839-3715 to register your vote for the Meeting		N/A
Mail	Enter your voting instructions, sign, date and return the form to AGM Connect in the enclosed envelope		Enter your voting instructions, sign, date and return completed VIF in the enclosed postage paid envelope

How can I attend the Meeting as a Beneficial Shareholder?

Beneficial Shareholders who wish to attend the Meeting must insert their own name in the space provided on the voting instruction form or proxy sent to the Beneficial Shareholder by their Intermediary and follow all of the applicable instructions provided by their Intermediary. By doing so, the Beneficial Shareholder is instructing the Intermediary to appoint the Beneficial Shareholder as proxyholder. **This must be completed before registering with AGM Connect, which is an additional step to be completed once the Beneficial**

Shareholder has submitted the voting instruction form or proxy. Once a Beneficial Shareholder has submitted their voting instruction form or proxy appointing itself as proxyholder, the Beneficial Shareholder must contact AGM Connect no later than the Proxy Deadline, and provide contact information to AGM Connect so that AGM Connect may provide the Beneficial Shareholder with a Voter ID and Meeting Code to access the Meeting via email. Failure of a Beneficial Shareholder to register will result in no Voter ID and Meeting Code being provided, which will prevent the Beneficial Shareholder from being able to ask questions or vote at the Meeting virtually. Once a Beneficial Shareholder has been registered and receives a Voter ID and Meeting Code, the Beneficial Shareholder can attend the Meeting virtually by accessing www.agmconnect.com/fsd2023, and selecting "Join Meeting", entering the Meeting Code and control number provided by AGM Connect and clicking the "Login" button. See the chart below and "*How can I vote virtually at the Meeting?*" and "*How can I ask questions virtually at the Meeting?*" for more information.

<table>
<tr><th rowspan="2">ATTENDING THE MEETING</th><th colspan="2">IF YOU HAVE RECEIVED A PROXY FORM WITH A VOTER ID AND MEETING ACCESS CODE FROM AGM CONNECT</th><th>IF YOU HAVE RECEIVED A PROXY FORM OR VIF WITH A <u>16-DIGIT CONTROL NUMBER</u> FROM AN INTERMEDIARY</th></tr>
<tr><th>Registered Shareholders
(your securities are held in your name in a physical certificate or DRS statement)</th><th>Non-Registered Shareholders
(your shares are held with a broker, bank, or other intermediary)</th><th>Non-Registered Shareholders
(your shares are held with a broker, bank, or other intermediary)</th></tr>
<tr><td rowspan="2">PRIOR TO THE MEETING</td><td>N/A</td><td>Appoint your proxyholder on your proxy and follow the instructions at www.agmconnect.com/fsd2023</td><td>Appoint your proxyholder as instructed herein and on the VIF.</td></tr>
<tr><td>N/A</td><td>Following the proxy cut-off date, your appointed proxyholder will be provided with an AGM Connect Voter ID and Meeting Access Code</td><td>AFTER submitting your proxy appointment, you MUST contact AGM Connect to obtain a Voter ID and Meeting Access Code at 1-855-839-3715 or voteproxy@agmconnect.com</td></tr>
<tr><td>JOINING THE VIRTUAL MEETING (at least 15 minutes prior to start of the Meeting)</td><td colspan="3">Register and login at <u>http://app.agmconnect.com</u>
Registered Shareholders or validly appointed Proxyholders will need to provide:
• your email address
• AGM Connect Voter ID (from your Proxy)
• Meeting Access Code (from your Proxy)</td></tr>
</table>

Voting instruction forms must be received in sufficient time to allow the voting instruction form to be forwarded by the Intermediary to AGM Connect. A Beneficial Shareholder who wants to attend and vote at the Meeting should contact its Intermediary well in advance of the Meeting and follow its instructions.

Can a Beneficial Shareholder appoint someone other than the directors and officers named in the voting instruction form to represent me at the Meeting?

A Beneficial Shareholder may appoint a person (who need not be a Shareholder), other than the Management Designees on the voting instruction form or proxy, to represent and vote for the Beneficial

Shareholder at the Meeting. To do so, a Beneficial Shareholder must insert that person's name in the blank space provided in the voting instruction form provided by the Intermediary and follow all of the applicable instructions provided by the Intermediary. By doing so, the Beneficial Shareholder is instructing the Intermediary to appoint the person named in the voting instruction form or proxy as proxyholder. **This must be completed before registering the proxyholder with AGM Connect, which is an additional step to be completed once the Beneficial Shareholder has submitted the voting instruction form**. Once a Beneficial Shareholder has submitted their voting instruction form, the Beneficial Shareholder must email voteproxy@agmconnect.com no later than the Proxy Deadline, and provide AGM Connect with the required proxyholder contact information so that AGM Connect may provide the proxyholder with login credentials for the Meeting via email. Failure to register the proxyholder will result in the proxyholder not receiving a Voter ID and Meeting Code, which will prevent the proxyholder from being able to ask questions or vote at the Meeting virtually. If a Beneficial Shareholder appoints a third-party proxyholder, please ensure that they are aware that they have been appointed as a proxyholder, that they will participate at the Meeting and that they have received their login credentials prior to the Meeting. Once the proxyholder has been registered and receives their login credentials, they can attend the Meeting virtually by accessing www.agmconnect.com/fsd2023 clicking on "Join Meeting", entering the Voter ID and Meeting Code and valid email address, and clicking the "Login" button. See "*How can I vote virtually at the Meeting?*" and "*How can I ask questions virtually at the Meeting*?" for more information.

Voting instruction forms must be received in sufficient time to allow the voting instruction form to be forwarded by the Intermediary to AGM Connect. A Beneficial Shareholder who wants to have a third-party proxyholder attend and vote at the Meeting should contact its Intermediary well in advance of the Meeting and follow its instructions.

Beneficial Shareholders who are Resident in the United States

A Beneficial Shareholder who is resident in the United States must obtain a proxy, executed in the Beneficial Shareholder's favour, from the Registered Shareholder and submit proof of the proxy reflecting the number of Shares held as of the Record Date, along with the name and email address of the Beneficial Shareholder, to AGM Connect. The Beneficial Shareholder must also register with AGM Connect by emailing voteproxy@agmconnect.com in order to receive a Voter ID and Meeting Code. Beneficial Shareholders who are resident in the United States may submit a copy of the proxy to AGM Connect by mail at the AGM Connect Address or by email to voteproxy@agmconnect.com. Requests for registration must be labelled as "**Proxy**" and be received no later than the Proxy Deadline. AGM Connect will then send a confirmation of registration, with a Voter ID and Meeting Code, by email that will allow attendance at the Meeting virtually. **A Beneficial Shareholder resident in the United States may also appoint someone else who is not a director or officer of the Company designated by Management on the voting instruction form or proxy, as their proxyholder to represent and vote on behalf of such Beneficial Shareholder at the Meeting** by obtaining a proxy, executed in favour of the appointed proxyholder, from the holder of record and registering the appointed proxyholder with AGM Connect in the manner described above.

How can I vote virtually at the Meeting?

Attending the Meeting online enables Registered Shareholders, Beneficial Shareholders and duly appointed proxies to view the Meeting live. Registered shareholders and duly appointed proxies, including any Beneficial Shareholders who have been duly appointed as proxyholders and registered with AGM Connect, can also vote and ask questions at the Meeting. Beneficial Shareholders must either direct their votes using their voting instruction form before the Meeting (in which case, they will not be able to ask questions or vote online during the Meeting) or have taken the steps to become duly appointed proxies as described above in "*How can I attend the Meeting as a Beneficial Shareholder*". Beneficial Shareholders who are NOBOs (as defined below) must use a voting instruction form to direct their votes before the Proxy

Deadline, and Beneficial Shareholders who are OBOs (as defined below) holders must use a "request for voting instruction form" as provided by their Intermediary or service company to direct their votes as instructed in such form, as per the instructions above.

An OBO or NOBO who wishes to vote virtually at the Meeting must appoint itself as proxyholder by submitting its voting instruction form or request for voting instruction form (as applicable) in accordance with the instructions therein prior to registering as a proxyholder for online access with AGM Connect. Registering as a proxyholder for online access is an additional step once the voting instruction form or request for voting instruction form (as applicable) has been submitted. **Failure to register a duly appointed proxyholder for online access will result in the proxyholder not receiving a Voter ID or Meeting Code to ask questions or vote during the virtual Meeting.**

Registered Shareholders who wish to participate in the Meeting virtually may do so by accessing www.agmconnect.com/fsd2023, clicking on "Join Meeting", entering the Voter ID and Meeting Code and a valid email address, and clicking the "Login" button.

A duly appointed proxyholder who wishes to participate in the Meeting virtually may do so by accessing www.agmconnect.com/fsd2023, clicking on "Join Meeting", entering the Voter ID and Meeting Code and a valid email address, and clicking the "Login" button.

Registered Shareholders and duly appointed proxyholders (including a Beneficial Shareholder that has been appointed and registered with AGM Connect pursuant to the instructions above), will be able to vote by virtual ballot during the Meeting by clicking on the "Vote Proxy" on the meeting site. It is important that Registered Shareholders and duly appointed proxyholders are connected to the internet at all times during the Meeting in order to vote when voting commences. It is the responsibility of each attendee to ensure connectivity for the duration of the Meeting. It is recommended that Registered Shareholders and duly appointed proxyholders login thirty minutes before the start of the Meeting.

How can I ask questions virtually at the Meeting?

Registered Shareholders and duly appointed proxyholders (including Beneficial Shareholders that have been appointed and registered with AGM Connect pursuant to the instructions above), can submit questions in through the chat interface of the AGM Connect platform throughout the Meeting. Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., "Directors") and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting. If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session after the formal business of the Meeting. Questions or comments submitted through the chat interface of the AGM Connect platform will be read or summarized by a representative of the Company, after which the Chair of the Meeting will respond or direct the question to the appropriate person to respond. If several questions relate to the same or very similar topic, the questions will be grouped and participants will be advised that the Company has received similar questions. The Chairman of the Meeting (the "**Chair**") reserves the right to edit or reject questions that he or she considers inappropriate. The Chair has broad authority to conduct the Meeting in a manner that is fair to all Shareholders and may exercise discretion in the order in which questions are asked and the amount of time devoted to any one question.

What should I do if I experience technical difficulties during the Meeting?

If technical difficulties arise when logging-in to the Meeting or at any point during the Meeting, please consult www.agmconnect.com for assistance.

Who should I contact if I have questions concerning the Circular or the proxy?

If you have questions concerning the information contained in this Circular or require assistance in completing the proxy you may contact the Company by mail at 243 College St. Suite 101, Toronto, Ontario, M5T 1R5, by phone at (416) 854-8884 or by email at IR@fsdpharma.com.

How can I contact the transfer agent?

You may contact the transfer agent, Marrelli Trust Company Limited by mail at c/o Marrelli Transfer Services Corp., 82 Richmond Street East, Toronto, Ontario M5C 1P1, by telephone at 416-361-0737 or over email at info@marrellitrust.ca.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many Shareholders who hold Shares through brokers and their nominees, as a substantial number of Shareholders do not hold Shares in their own name. Shareholders who hold their Shares through their brokers, Intermediaries, trustees or other persons, or who otherwise do not hold their Shares in their own name should note that only proxies deposited by the Shareholders who appear on the records maintained by the Company's registrar and transfer agent as Registered Shareholders will be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Shares will, in all likelihood, not be registered in the Shareholder's name. Such Shares will more likely be registered under the name of the Shareholder's broker or an agent of the broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such Shares are registered under the name Cede & Co. (the registration name for The Depositary Trust Company, which acts as nominee for many United States brokerage firms). Shares held by brokers (or their agents) on behalf of a broker's client can only be voted or withheld at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients. Each Beneficial Shareholder should therefore ensure that the voting instructions are communicated to the appropriate person well in advance of the Meeting. See "*Shareholder Questions About Voting*" for more information.

Existing regulatory policy requires brokers and other Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and Intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting. Often the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the instrument of proxy provided directly to the Registered Shareholders by the Company. However, its purpose is limited to instructing the Registered Shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The Beneficial Shareholder is requested to complete and return the VIF to them by mail or facsimile. Alternatively, the Beneficial Shareholder can call 1-855-839-3715 or email: voteproxy@agmconnect.com to vote the Shares held by the Beneficial Shareholder. See "*Shareholder Questions About Voting*" for more information.

The Company's OBOs can expect to be contacted by Broadridge or their Intermediary. The Company will assume the costs associated with the delivery of the Notice of Meeting, Circular and VIF, as set out above, to OBOs by Intermediaries.

The meeting materials are being sent to both Registered Shareholders and Beneficial Shareholders. If you are

a Beneficial Shareholder, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

The meeting materials sent to the NOBOs who have not waived the right to receive meeting materials are accompanied by a VIF, instead of a Form of Proxy. By returning the VIF in accordance with the instructions noted on it, a NOBO can instruct the voting of the Shares owned by the NOBO. VIFs, whether provided by the Company or by an intermediary, should be completed and returned in accordance with the specific instructions of the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Shares which they beneficially own. Should a Beneficial Shareholder who receives a VIF wish to attend the Meeting or have someone else attend on the Beneficial Shareholder's behalf, the Beneficial Shareholder may request a legal proxy as set forth in the VIF, which will grant the Beneficial Shareholder, or Beneficial Shareholder's nominee, the right to attend and vote at the Meeting.

A Beneficial Shareholder who receives a VIF cannot use the form to vote Shares directly at the Meeting. The VIF must be returned to the intermediary (or instructions respecting the voting Shares must otherwise be communicated to the intermediary) well in advance of the Meeting in order to have the Shares voted. Although a Beneficial Shareholder may not be recognized at the Meeting for the purposed of voting Shares registered in the name of the broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the Registered Shareholder and vote Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Shares as proxyholder for the Registered Shareholder, should contact AGM Connect by emailing: voteproxy@agmconnect.com well in advance of the Meeting to determine the step necessary to permit them to indirectly vote their Shares as a proxyholder. **Please refer to "*Shareholder Questions About Voting*" for how a Beneficial Shareholder can appoint proxyholders to vote their shares at the Meeting.**

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The solicitation of proxies and the matters to be voted on, as contemplated in this Circular, involve securities of an issuer located in Canada and are being effected in accordance with the corporate laws of the Province of Ontario, Canada and securities laws of the provinces of Canada. As a "foreign private issuer", as defined in Rule 405 under the 1933 Act and Rule 3b-4 under the Exchange Act, the proxy solicitation rules under the Exchange Act, including, but not limited to, Section 14(a) and Regulation 14A thereunder, are not applicable to the Company or this solicitation, and this Circular has been prepared in accordance with the disclosure requirements under the securities laws of the provinces of Canada in which the Company is a reporting issuer. Shareholders should be aware that disclosure requirements under the securities laws of such provinces of Canada may be different from the disclosure requirements under United States securities laws or other jurisdictions.

Annual Financial Statements and information included or incorporated by reference in this Circular have been prepared in accordance with International Financial Reporting Standards, and are subject to auditing and auditor independence standards in Canada, and thus may not be comparable to financial statements and information that are prepared in accordance with generally accepted accounting principles in the United States.

SHARE RIGHTS

Voting Rights

Except as otherwise prescribed by the OBCA, at a meeting of the Shareholders, each Class B Share entitles the holder thereof to one vote and each Class A Share entitles the holder thereof to 276,660 votes on all matters.

Rank

The Class A Shares and Class B Shares rank *pari passu* with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Class A Shares and the holders of Class B Shares are entitled to participate equally, share for share, subject always to the rights of the holders of any class of shares ranking senior to the Class A Shares and the Class B Shares, in the remaining property and assets of the Company available for distribution to shareholders, without preference or distinction among or between the Class A Shares and the Class B Shares.

Dividends

Holders of Class A Shares and Class B Shares are entitled to receive, subject always to the rights of the holders of any class of shares ranking senior to the Class A Shares and Class B Shares, dividends out of the assets of the Company legally available for the payment of dividends at such times and in such amount and form as the Board may from time to time determine and the Company will pay dividends thereon on a *pari passu* basis, if, as and when declared by the Board.

Conversion

The Class B Shares are not convertible into any other class of shares. Each outstanding Class A Share may, at any time at the option of the holder, be converted into one Class B Share. Upon the first date that any Class A Share is transferred by a holder, other than to a permitted holder, the permitted holder which held such Class A Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Class A Share into a fully paid and non-assessable Class B Share.

Subdivision or Consolidation

No subdivision or consolidation of the Class A Shares or the Class B Shares may be carried out unless, at the same time, the Class A Shares or the Class B Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Change of Control Transactions

The holders of Class B Shares are entitled to participate on an equal basis with holders of Class A Shares in the event of a "Change of Control Transaction" requiring approval of the holders of Class A Shares and Class B Shares under the OBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Class A Shares and by a majority of the votes cast by the holders of outstanding Class B Shares each voting separately as a class.

Proposals to Amend the Articles of Amendment

Neither the holders of the Class A Shares nor the holders of the Class B Shares are entitled to vote separately as a class upon a proposal to amend the Company's articles (the "**Articles**") in the case of an amendment referred to in paragraph (a) or (e) of subsection 170(1) of the OBCA.

Neither the holders of the Class A Shares nor the holders of the Class B Shares shall be entitled to vote separately as a class upon a proposal to amend the Articles in the case of an amendment referred to in paragraph (b) of subsection 170(1) of the OBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A Shares and Class B Shares differently, on a per share basis, and such holders are not otherwise entitled to vote separately as a class under any applicable law in respect of such exchange, reclassification or cancellation.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Class A Shares would not necessarily require that an offer be made to purchase Class B Shares. In accordance with the rules of the CSE designed to ensure that, in the event of a take-over bid, the holders of Class B Shares will be entitled to participate on an equal footing with holders of Class A Shares, the holders of not less than 80% of the outstanding Class A Shares have entered into a coattail agreement dated May 24, 2018 with the Company and Computershare Trust Company of Canada (the "**Coattail Agreement**"). The Coattail Agreement contains provisions customary for dual-class, publicly-traded corporations designed to prevent transactions that otherwise would deprive the holders of Class B Shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class A Shares had been Class B Shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale of Class A Shares by a party to the Coattail Agreement if concurrently an offer is made to purchase Class B Shares that:

a) offers a price per Class B Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class A Shares;

b) provides that the percentage of outstanding Class B Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class A Shares to be sold (exclusive of Class A Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

c) has no condition attached other than the right not to take up and pay for Class B Shares tendered if no shares are purchased pursuant to the offer for Class A Shares; and

d) is in all other material respects identical to the offer for Class A Shares.

In addition, the Coattail Agreement does not prevent the sale of Class A Shares by a holder thereof to a permitted holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class A Shares into Class B Shares, shall not, in of itself constitute a sale of Class A Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Class A Shares (including a transfer to a pledgee as security) by a holder of Class A Shares party to the Coattail Agreement is conditional upon the transferee or pledgee

becoming a party to the Coattail Agreement, to the extent such transferred Class A Shares are not automatically converted into Class B Shares in accordance with the Articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class B Shares. The obligation of the trustee to take such action will be conditional on the Company or holders of the Class B Shares providing such funds and indemnity as the trustee may require. No holder of Class B Shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class B Shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the CSE and any other applicable securities regulatory authority in Canada and (b) the approval of at least $66^2/3$% of the votes cast by holders of Class B Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class B Shares held directly or indirectly by holders of Class A Shares, their affiliates and related parties and any persons who have an agreement to purchase Class A Shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Class B Shares under applicable law.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Board has fixed the close of business on May 15, 2023, as the Record Date for the determination of shareholders of the Company entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Shareholders at the close of business on the Record Date are entitled to receive notice of the Meeting and to vote thereat or at any adjournments or postponements thereof on the basis of 276,660 votes for each Class A Share held and one vote for each Class B Share held, except to the extent that: (i) a Registered Shareholder has transferred the ownership of any Shares subsequent to the Record Date; and (ii) the transferee of those Shares produces properly endorsed share certificates, or otherwise establishes that he, she or it owns the Shares and demands, not later than 10 days before the Meeting, that his, her or its name be included on the list of persons entitled to vote at the Meeting, in which case, the transferee shall be entitled to vote such Shares at the Meeting. The transfer books will not be closed.

The authorized capital of the Company consists of an unlimited number of Class A Shares and an unlimited number of Class B Shares. As of the Record Date, there were 72 Class A Shares issued and outstanding and 39,040,614 Class B Shares issued and outstanding. As of the Record Date, the Class B Shares represented approximately 66.22% and the Class A Shares represent approximately 33.78%, of the voting rights attaching to all Shares.

The following table sets out the information regarding ownership of the Class A Shares and Class B Shares owned by each person who, to the knowledge of the Company, beneficially owns, controls, or directs, indirectly or directly, more than 10% of the issued and outstanding Class A Shares or Class B Shares as of the date of this Circular.

Name	Number of Class A Shares Owned[(1)]	Number of Class B Shares Owned[(2)]	Percentage of Voting Shares Owned (Class A Shares & Class B Shares)
Anthony Durkacz[(3)]	24	1,484,398	13.78%
Zeeshan Saeed[(4)]	24	2,241,146	15.06%
Raza Bokhari[(5)]	24	5,527	11.27%

Notes:

(1) Each Class A Share has 276,660 votes per share, and each Class B Share has one vote per share. Except as required by the OBCA, the holders of the Class A Shares and holders of the Class B Shares vote together as a single class on all matters at meetings of the Shareholders, unless otherwise required to do so pursuant to the OBCA.

(2) Information regarding shareholdings has been provided by the respective holders or is based on publicly available data and not independently verified by the Company.

(3) Fortius Research and Trading Corp., a company controlled by Anthony Durkacz, is the registered owner of 24 Class A Shares and 106,042 Class B Shares, First Republic Capital Corporation, a company majority owned by Anthony Durkacz, is the registered owner of 373,671 Class B Shares and Jacqueline Burns, Mr. Durkacz's spouse, is the registered holder of 42,000 Class B Shares.

(4) Mr. Saeed is the registered owner of 1,800,115 Class B Shares and Xorax Family Trust, a trust of which Mr. Saeed is a beneficiary, is the registered owner of 24 Class A Shares and the registered owner of 441,031 of the Class B Shares.

(5) The number of Class A Shares and Class B Shares, respectively, owned by Dr. Bokhari disclosed in this table has been taken from Form 62-103F1 – *Required Disclosure under the Early Warning Requirements* dated April 11, 2022, which is available on the Company's SEDAR profile at www.sedar.com.

BUSINESS OF THE MEETING

1. Annual Financial Statements

The Annual Financial Statements, together with the report of the auditors thereon, are available under the Company's profile on SEDAR at www.sedar.com. At the Meeting, the Company will submit to the Shareholders the Annual Financial Statements and the report of the auditors thereon. No formal action will be taken at the Meeting to approve the Annual Financial Statements.

2. Election of Directors

The current term of office of each sitting director ends at the close of the Meeting, but each director can be re-elected to hold office until the next annual meeting of Shareholders. At the Meeting, the Shareholders will be asked to consider a resolution electing a Board of seven (7) directors for a term that will expire upon the earlier of the next annual meeting of Shareholders or upon their successor being duly elected or appointed, unless his or her office is earlier vacated (the "**Proposed Nominees**"). All Proposed Nominees have indicated their willingness to stand for election. The Company does not contemplate that any of such Proposed Nominees will be unable to serve as directors; however, if for any reason any of the Proposed Nominees do not stand for election or are unable to serve as such, proxies held by Management Designees will be voted for another nominee in their discretion unless the Shareholder has specified in his or her Form of Proxy or VIF that his or her Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual meeting of Shareholders or until his or her successor is duly elected or appointed, all as the case may be, unless his or her office is earlier vacated in accordance with the constating documents of the Company or the provisions of the OBCA to which the Company is subject.

Unless otherwise instructed, it is the intention of the Management Designees, if named as proxy, to vote for the election of the Proposed Nominees as listed on the following pages. If for any reason, at the time of the Meeting any of the Proposed Nominees are unable to serve, and unless otherwise specified in the proxy, it is intended that the Management Designees will vote in their discretion for a substitute nominee or nominees.

The Board unanimously recommends that Shareholders vote FOR the election of the Proposed Nominees.

In order for the resolution appointing the Proposed Nominees to be effective, the election of the Proposed Nominees must be approved by at least a majority of the votes cast by the Shareholders present virtually or by proxy at the Meeting.

See below for detailed information concerning the Proposed Nominees.

Proposed Nominees

The following table sets out the names of the Proposed Nominees for individual election as directors of the Company, each of the Proposed Nominee's province or state and country in which they are ordinarily resident, all offices held by each Proposed Nominee of the Company, their principal occupation or employment, the number of securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by them and committee membership:

Name, Residence and Position with the Company	Director Since(1)	Principal Occupation, Business or Employment	Number of the voting securities held as at the date of this Circular
Anthony Durkacz Ontario, Canada *Interim Chief Executive Officer ("**CEO**"), Co-Executive Chairman and Director*	June 18, 2018	Mr. Durkacz's present principal occupation is his role as the Company's interim CEO and Co-Executive Chairman and Director. Mr. Durkacz is also a Director and the Executive Vice-President of First Republic Capital Corporation, an exempt market dealer in micro-cap financing, since 2014. In addition, Mr. Durkacz is the CEO, director and chairman of the board of directors of Stock Trend Capital Inc. (formerly, World Class Extractions Inc.), an investment issuer primarily focused on the cannabis industry.	24 Class A Shares 1,484,398 Class B Shares (2)
Zeeshan Saeed(3)(4)(5) Ontario, Canada *President, Co-Executive Chairman and Director*	May 24, 2018	Mr. Saeed's present principal occupation is his role as the Company's President, Co-Executive Chairman and Director. Previously, Mr. Saeed served as President of the Company from May 2019 to January 2021 and as a Director from May 2018 to January 2021.	24 Class A Shares 2,241,146 Class B Shares(6)
Dr. Lakshmi P. Kotra Ontario, Canada *Director*	November 25, 2022	Dr. Lakshmi P. Kotra has served as the CEO of Lucid Psycheceuticals Inc. since September 2020, which he co-founded in 2020. Dr. Kotra also leads a research group and drug discovery program with multiple portfolios at the Leslie Dan Faculty of Pharmacy, University of Toronto, since 2000, and at the University	Nil Class A Shares 1,422,197 Class B Shares(7)(8)

		Health Network since 2006.	
Adnan Bashir[3][5][9][10] Ontario, Canada *Director*	June 1, 2021	Mr. Bashir's present principal occupation is his role as the founder and President of 58Northwest Inc., a management consulting and marketing services company, which he has held since 2018.	Nil Class A Shares 114,600 Class B Shares[11][12]
Nitin Kaushal[5][10][13] Ontario, Canada *Director*	May 14, 2021	Mr. Kaushal's present principal occupation is his role as the President of Anik Capital Corp., his family's holding company.	Nil Class A Shares 100,000 Class B Shares [14]
Michael (Zappy) Zapolin[3][10][15] Massachusetts, USA *Proposed Nominee*	To be elected at the Meeting	Mr. Zapolin principal occupation and employment over the past five years is a Marketing Executive at Zapability LLC since November 2015 to present.	Nil Class A Shares Nil Class B Shares[16]
Dr. Eric Hoskins Ontario, Canada *Proposed Nominee*	To be elected at the Meeting	Dr. Hoskins is a Partner at Maverix Private Equity since December 2018 to present, a private equity firm.	Nil Class A Shares Nil Class B Shares[17]

Notes:

1. Information has been furnished by the respective nominees individually.
2. As of the date of this Circular, Mr. Durkacz also holds: (i) Nil PSUs (as defined herein); (ii) 500,000 Options (as defined herein); (iii) Nil RSUs (as defined herein); and (iv) Nil share purchase warrants to purchase Class B Shares ("**Warrants**").
3. Member of the Compensation, Nominating and Governance Committee (as defined herein).
4. Chair of the Compensation, Nominating and Governance Committee.
5. Member of the Disclosure Committee (as defined herein).
6. As of the date of this Circular, Mr. Saeed also holds: (i) Nil PSUs; (ii) 500,000 Options; (iii) Nil RSUs; and (iv) Nil Warrants.
7. Dr. Kotra is the registered owner of 515,797 Class B Shares, ILace Therapeutics International Inc., a company controlled by Dr. Kotra, is the registered owner of 865,200 Class B Shares, and Kotra Trust, a trust of which Dr. Kotra is a beneficiary, is the registered owner of 41,200 Class B Shares.
8. As of the date of this Circular, Dr. Kotra also holds: (i) Nil PSUs; (ii) 500,000 Options; (iii) Nil RSUs; and (iv) Nil Warrants.
9. Chair of the Disclosure Committee.
10. Member of the Audit Committee (as defined herein).
11. Mr. Bashir is the registered owner of 114,407 Class B Shares, 58Northwest Inc., a company controlled by Mr. Bashir is the registered owner of 98 Class B Shares, and 95 Class B Shares are held by Mr. Bashir through a Tax-Free Savings Account.
12. As of the date of this Circular, Mr. Bashir also holds: (i)100,000 PSUs; (ii) Nil Options; (iii) Nil RSUs; and (iv) Nil Warrants.
13. Chair of the Audit Committee.
14. As of the date of this Circular, Mr. Kaushal also holds: (i)100,000 PSUs; (ii) Nil Options; (iii) Nil RSUs; and (iv) Nil Warrants.
15. If elected, Mr. Zapolin will replace Lawrence (Larry) Latowsky as a member of each, the Compensation, Nominating and Governance Committee and Audit Committee.
16. As of the date of this Circular, Mr. Zapolin also holds: (i) Nil PSUs; (ii) Nil Options; (iii) Nil RSUs; and (iv) 500,000 Warrants.
17. As of the date of this Circular, Dr. Hoskins also holds: (i) Nil PSUs; (ii) Nil Options; (iii) Nil RSUs; and (iv) 500,000 Warrants.

Biographies of Proposed Nominees

Anthony Durkacz | CEO, Co-Executive Chairman and Director

Mr. Durkacz has served as the Company's interim CEO since July 2021 and as its Executive Co-Chairman since May 2021 and has served as a member of the Board since June 2018. Mr. Durkacz is also a director and the Executive Vice-President of First Republic Capital Corporation, and has served in these roles since 2014. In addition, Mr. Durkacz is the Chairman and CEO of Stock Trend Capital Inc. (formerly, World Class Extractions Inc.) (CSE: PUMP; OTCQB: WCEXF) and has served in that role since 2018.

Prior to co-founding the Company, from January 2013 to December 2013, Mr. Durkacz was President of Capital Ideas Investor Relations. He previously served as the Chief Financial Officer ("**CFO**") and a director of Snipp Interactive Inc. (TSXV: SPN.V), a global marketing solutions company that provides a modular software-as-a-service technology suite from January 2011 to January 2013. Mr. Durkacz was instrumental in the financing and public listing of Snipp Interactive Inc. with operations in Canada, the United States, Mexico and India. From 2006 to 2009, he served as the Chief Operating Officer ("**COO**") and CFO of MKU Canada Inc. and engaged in mergers and acquisitions of companies around the world.

From 2002 to 2006, Mr. Durkacz served as the CFO and a director of Astris Energi Inc., a dual-listed public company in the United States and Canada which was acquired by an international conglomerate. Mr. Durkacz began his career at TD Securities on the capital markets trading floor.

He holds an Honours Bachelor of Business Administration degree from Brock University with a major in both Accounting and Finance.

Zeeshan Saeed | President, Co-Executive Chairman and Director

Mr. Saeed, a co-founder of the Company, has served as the Company's President and Executive Co-Chairman since May 2021. Previously, he served as President of the Company from May 2019 to January 2021 and as a director from May 2018 to January 2021. From December 2017 to May 2019, Mr. Saeed served as Executive Vice President of FV Pharma Inc., a subsidiary of the Company and a former licensed producer of cannabis in Canada under the *Cannabis Act* (Canada). From October 2013 to December 2017, he provided consulting services to FV Pharma Inc. From April 2003 to December 2017, Mr. Saeed served as President of ZZ Telecommunications Inc., a long-distance telecommunications common carrier. Mr. Saeed was the founder and CEO of Platinum Telecommunications Inc. from 2011 to 2013.

He holds a Bachelor of Science in Mechanical Engineering from the University of Engineering and Technology Lahore.

Dr. Lakshmi P. Kotra, B. Pharm.(Hons), Ph.D. | Director

Dr. Lakshmi P. Kotra serves as CEO of Lucid Psycheceuticals Inc. ("**Lucid**"), a wholly owned subsidiary of the Company, since September 2020, which he co-founded in 2020. He joined the Leslie Dan Faculty of Pharmacy, University of Toronto in 2000, and University Health Network in 2006, where he leads a research group and drug discovery program with multiple portfolios. Dr. Kotra is currently on sabbatical leave from the University of Toronto. Dr. Kotra received his Ph.D. in Pharmacy (Medicinal Chemistry) from the University of Georgia under Prof. David Chu's supervision and completed postdoctoral training at Wayne State University under Prof. Shahriar Mobashery's supervision. An academic entrepreneur, Dr. Kotra has contributed to a number of important drug discovery and development projects, including metabolic disorders, neurodegenerative and immunological disorders, anti-HIV drugs, antibacterials, and antimalarials. He has authored/co-authored over 130 publications and delivered over 140 scientific talks internationally. Dr. Kotra is the recipient of several awards for his accomplishments, including the Julia Levy Award in 2021 from the Society of Chemical Industry (SCI) Canada in recognition of his substantial contribution to the successful commercialization of innovation in Canada in the field of biomedical science and engineering. In addition to Lucid, he co-founded WinSanTor Biosciences, a San Diego, California-based company developing treatments for peripheral neuropathies, and CannScience Innovations focused on medical cannabis and cannabinoids.

Adnan Bashir | Director

Mr. Bashir has over 14 years of experience in strategic management and operations. He is the founder and President of 58Northwest Inc., a management consulting and marketing services company, and has held the role since 2018. From 2005-2018, Mr. Bashir was General Manager for Al Batha Group, a diversified business conglomerate based in Dubai, UAE. Mr. Bashir was responsible for overseeing the management and operations of 4 companies within the group and was instrumental in acquiring and developing new businesses and partners from Europe, the US and China. During his tenure at Al Batha Group, Mr. Bashir gathered extensive experience in executing turnaround strategies, transforming weak businesses into sustainable and profitable ones and implementing new technologies. Mr. Bashir holds a Bachelor of Science Degree in Mechanical Engineering from University of Engineering and Technology Lahore and has completed extensive executive education, including in strategic management, audit, sales management and technical management.

Nitin Kaushal | Director

Mr. Kaushal holds a Bachelor of Science degree in Chemistry degree from the University of Toronto and is a Chartered Professional Accountant.

Mr. Kaushal has over 35 years of experience in the healthcare and financial services industries, focusing on the biotechnology, medical devices and healthcare services markets. He was the Managing Director of leading healthcare investment banking teams at a number of Canadian investment banks, including Desjardins Securities Inc., Orion Securities Inc., Vengate Capital, HSBC Securities Inc. and Gordon Capital. He has been involved in over 50 mergers and acquisitions, strategic advisory roles and licensing assignments for a range of companies from early-stage biotechnology companies to large pharmaceutical companies. He has participated in capital market transactions ranging from private placements to initial public offerings to bought deal underwritings. His entry into the biotech/healthcare space was with MDS Capital Corp. in 1991, a leading healthcare venture capital firm.

Mr. Kaushal was also the Managing Director in the corporate finance practice, with a focus on the pharmaceutical and healthcare industries, at PricewaterhouseCoopers Canada ("**PwC**") from 2012 until February 2020. Since March 2020, Nitin Kaushal has served as President of Anik Capital Corp., his family's holding company.

Michael (Zappy) Zapolin | Proposed Nominee

Michael (Zappy) Zapolin, renowned futurist, psychedelic advocate, and award-winning filmmaker, who is committed to advancing human consciousness. Nicknamed "The Man Who Wants to Change the World with Psychedelics" by Playboy Magazine, Zapolin made history as the youngest Vice President at an investment bank, Bear Stearns, from 1990 to 1993. He regularly provides insights on psychedelic industry trends and investment opportunities. Mr. Zapolin is also a Marketing Executive at Zapability LLC.

Dr. Eric Hoskins | Proposed Nominee

Dr. Eric Hoskins is a Partner at Maverix Private Equity in Toronto. He is a medical doctor and public health expert with more than 30 years' experience in healthcare, public policy, economic development and international trade. Dr. Hoskins recently served as the Chair of the Federal Advisory Council on the Implementation of National Pharmacare. He previously served as president of War Child Canada and was awarded the Order of Canada in 2007 for his humanitarian work. During Dr. Hoskins' nearly 10 years as a member of provincial parliament in Ontario, he held several cabinet positions including Minister of Health and Long-Term Care; Economic Development, Trade and Employment; Children and Youth Services; as well as Citizenship and Immigration. As a health advocate, Dr. Hoskins has years of experience creating and delivering health programs in Africa and the Middle East.

Corporate Cease Trade Orders and Bankruptcies

To the knowledge of the Company, other than as set out below, no Proposed Nominee is, as at the date of this Circular, or has been, within 10 years before the date of the Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that:

a) was subject to a cease trade order, other similar order, or an order that denied the relevant company access to any exemption under securities legislation, and which was in effect for a period of more than 30 consecutive days, that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

b) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

c) is, as at the date of this Circular, or has been within 10 years before the date of the Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

d) has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

For the purposes of the disclosure above regarding the directors or executive officers, "order" means: (a) a cease trade order, including a management cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days. Similarly, the above disclosure applies to any personal holding companies of the directors or executive officers.

Nitin Kaushal

Mr. Kaushal served as a director of 3 Sixty from June 2019 to April 2021. On June 9, 2020, 3 Sixty Risk Solutions Ltd. ("**3 Sixty**") announced that it was not able to file its annual financial statements and accompanying management's discussion and analysis for the financial year ended December 31, 2019 within the period prescribed for such filings. 3 Sixty made an application for a management cease trade order (the "**MCTO**") and, on June 18, 2020, the MCTO was issued by the Ontario Securities Commission (the "**OSC**") and restricted all trading in securities of 3 Sixty by its directors and officers until two business days following the completion of the required filings. On July 15, 2020, the OSC revoked the MCTO and issued a failure-to-file cease trade order (the "**FFCTO**") in replacement of it, ordering that all trading in the securities of 3 Sixty would cease, except in accordance with the conditions of the FFCTO, if any, for so long as the FFCTO remains in effect. 3 Sixty was delisted from the CSE on July 14, 2021.

Penalties or Sanctions

No Proposed Nominee has been subject to:

a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

b) any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body, that would be likely to be considered important to a reasonable Shareholder making a decision about whether to vote for the Proposed Nominee.

Mr. Durkacz has been serving as director of the Company since June 18, 2018. On March 5, 2021, the Company was subject to a court order with respect to the Company's annual general and special meeting of shareholders held on May 14, 2021 (the "**2021 Meeting**") which, among other things, prohibited the Company's then CEO and directors, other than Mr. Durkacz, from voting certain of their shares at the 2021 Meeting. On April 9, 2021, the court ordered an injunction restraining the Company's then CEO and former directors, other than Mr. Durkacz, from authorizing or undertaking any transaction by the Company other than in the ordinary course of business, issuing any Class B Shares or authorizing the payment of any form of compensation to such former CEO and directors prior to the 2021 Meeting.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors and officers of the Company holding positions as directors or officers of other companies. Some of the directors and officers have been and will continue to be engaged in the identification and evaluation of assets and businesses, with a view to potential acquisition of interests in businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers will be in direct competition with the Company. Conflicts, if any, will be subject to the procedures and remedied under the OBCA or other applicable corporate legislation.

Other Directorships

Some of the directors of the Company serve on the boards of directors or act as officers of other reporting issuers in Canada or foreign jurisdiction. The following table lists the directors and officers of the Company who serve on boards of directors or officers of other reporting issuers and the identities of such reporting issuers.

Name of Director	Other Issuers	Exchange
Anthony Durkacz	Stock Trend Capital Inc. (formerly, World Class Extractions Inc.)	CSE, FSE and OTCQB
Nitin Kaushal	Delta 9 Cannabis Inc.	Toronto Stock Exchange, OTCQX
	Everyday People Financial Corp.	TSX Venture Exchange
	High Tide Inc.	Nadaq, TSX Venture Exchange and FSE
	Viemed Healthcare Inc.	Nasdaq and Toronto Stock Exchange
Dr. Eric Hoskins	Cybin Inc.	NEO Exchange and New York Stock Exchange American
	Think Research Corporation	TSX Venture Exchange

Advance Notice By-Law

The Company's by-laws contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder (who must also meet certain qualifications outlined in the by-laws) (the "**Nominating Shareholder**") at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the "**Advance Notice By-Law**"). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Company's by-laws which are available on SEDAR at www.sedar.com.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the secretary of the Company at the head office of the Company. To be timely, a Nominating Shareholder's notice to the secretary must be made: (i) the case of an annual meeting of Shareholders, not less than 30 nor more than 60 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the "**Notice Date**") on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Company's by-laws also prescribe the proper written form for a Nominating Shareholder's notice.

The Chair of the Meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the by-laws and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law.

3. Re-appointment of Auditor

MNP LLP has acted as the Company's auditor since November 29, 2019. Management of the Company proposes to nominate MNP LLP as the auditor of the Company, to hold office until the earlier of the close of the next annual meeting of Shareholders or their removal by the Company, at a remuneration to be fixed by the audit committee of the Company (the "**Audit Committee**"). Approval of the appointment of the auditor will require a majority of the votes cast in respect thereof by the Shareholders present virtually or by proxy at the Meeting.

Unless otherwise directed, it is the intention of the Management Designees to vote the proxies in favour of an ordinary resolution to appoint MNP LLP as the auditors of the Company until the earlier of the close of the next annual meeting of Shareholder or their removal by the Company, and to authorize the Audit Committee to the fix the remuneration of MNP LLP.

4. Approval of Equity Incentive Plan

Effective May 16, 2022, the Board adopted an equity incentive plan (the "**Equity Incentive Plan**").

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass with or without variation, an ordinary resolution in the form set out below (the "**Equity Incentive Plan Resolution**"), subject to such amendments, variations or additions as may be approved at the Meeting, approving the Equity Incentive Plan.

A summary of the Equity Incentive Plan is provided below under "*Equity Incentive Plan*". However, the information related to the Equity Incentive Plan in this Circular is intended as a summary only and is qualified in its entirety by the full text of the Equity Incentive Plan, which is attached as Schedule "B" to this Circular.

Equity Incentive Plan

The principal purposes of the Equity Incentive Plan is to: (i) promote a further alignment of interests between officers, employees and other eligible service providers and the Shareholders, (ii) associate a portion of the compensation payable to officers, employees and other eligible service providers with the returns achieved by the Shareholders, and (iii) attract and retain officers, employees and other eligible service providers with the knowledge, experience and expertise required by the Company.

The Equity Incentive Plan contains provisions applicable to all grants of options to purchase Class B Shares ("**Options**"), restricted share units ("**RSUs**") and performance share units ("**PSUs**") in the capital of the Company, to Eligible Persons (as defined in the Equity Incentive Plan).

The Equity Incentive Plan provides that: (i) the aggregate number of Class B Shares that may be issued pursuant to the Equity Incentive Plan, together with all other security-based compensation arrangements of the Company, shall be equal to 10% of the issued and outstanding Class B, from time to time; (ii) the aggregate number of Class B Shares reserved for issuance pursuant to the Equity Incentive Plan to any one participant, together with all other security-based compensation arrangements of the Company, must not exceed 5% of the aggregate issued and outstanding Class B Shares; (iii) the maximum number of Class B Shares (a) issued to Insiders (as defined in the Equity Incentive Plan) within any one year period, and (b) issuable to Insiders, at any time, under the Equity Incentive Plan or when combined with all other security-based compensation arrangements of the Company, shall not exceed 10% of the number of the aggregate issued and outstanding subordinated voting shares; and (iv) the maximum number of subordinated voting shares issued within any 12-month period to an individual Employed (as defined in the Equity Incentive Plan) by the Company or any of its subsidiaries, or a service provider engaged in investor relations activities must not exceed 1% of the issued and outstanding subordinated voting shares. Unless otherwise designated by the Board in the applicable grant agreement, 25% of the Options granted under the Equity Incentive Plan shall vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the Options shall vest and become exercisable in equal quarterly installments beginning on the 15-month anniversary of the grant date and ending on the four-year anniversary of the grant date.

The Equity Incentive Plan is administered by the Board, which has full and complete discretionary authority with respect to the granting of all awards thereunder. The Board may, subject to applicable law and certain restrictions, delegate its powers, rights and duties under the Equity Incentive Plan to a committee of the Board, a person or persons, as it may determine, from time to time, on terms and conditions as it may determine. Awards may be granted under the Equity Incentive Plan to such service providers of the Company and its subsidiaries, if any, as the Board may from time to time designate. With respect to Options, exercise prices will be determined by the Board but will, in no event, be less than the market price of the Class B Shares on the grant date or the lowest price permitted by the policies of any stock exchange on which the Class B Shares may be listed. Generally, all Options granted under the Equity Incentive Plan will expire not later than the date that is ten years from the date that such Options are granted.

With respect to RSUs and PSUs, the number of such awards granted shall be determined by dividing the grant value for such grant, as determined by the Board, by the market price of a subordinate voting share as at the grant date (or otherwise determined by the Board). Settlement of RSUs and PSUs shall be made by the issuance of one Class B Share for each RSU or PSU then being settled, a cash payment equal to the market price of one subordinate voting share on the vesting date of the RSUs or PSUs being settled in cash or a combination of Class B Shares and cash, all as determined by the Board in its discretion, or as specified in applicable grant agreement. Subject to certain exceptions, any awards granted under the Equity Incentive Plan are not transferable or assignable other than by testamentary disposition or pursuant to the laws of intestate succession.

The above summary of the Equity Incentive Plan is qualified in its entirety by the full terms of the Equity Incentive Plan, which is attached as Schedule "B" to this Circular.

Shareholder Approval of the Equity Incentive Plan

To be effective, the Equity Incentive Plan Resolution requires an affirmative vote of not less than a majority of the votes cast by the Shareholders present virtually or by proxy and entitled to vote at the Meeting.

The Board unanimously recommends that Shareholders vote FOR the approval of the Equity Incentive Plan. It is intended that all proxies received will be voted in favour of the approval of the Equity Incentive Plan unless a proxy contains instructions to vote against the approval of the Equity Incentive Plan.

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the following resolution:

"**BE IT RESOLVED AS AN ORDINARY RESOLUTION** that:

(a) as an ordinary resolution, FSD Pharma Inc. (the "**Company**") equity incentive plan originally adopted on May 16, 2022 by the board of directors of the Company (the "**Equity Incentive Plan**"), be and is hereby ratified, authorized and approved;

(b) the form of Equity Incentive Plan may be amended in order to satisfy the requirements or requests of any regulatory authority or stock exchange without requiring further approval of the shareholders of the Company;

(c) the Company be authorized to grant stock options, restricted share units and performance share units pursuant and subject to the terms and conditions of the Equity Incentive Plan, entitling the holders to purchase up to that number of class B subordinate voting shares of the Company ("**Class B Shares**") that is equal to 10% of the issued and outstanding Class B Shares as at the time of the grant; and

(d) the directors and officers of the Company be authorized and directed to perform all such acts and deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions."

5. Re-Approval of Stock Option Plan

The Company has in place a rolling stock option plan whereby the Board may allocate a maximum of 10% of the issued and outstanding Class B Shares from time to time for issuance under the stock option plan,

adopted by the Board on February 9, 2018 (the "**Stock Option Plan**"). The Stock Option Plan was last approved by the Shareholders on March 15, 2018. There have not been any amendments made to the Stock Option Plan since that time.

A summary of the Stock Option Plan is provided below under the heading "*Stock Option Plan*". However, the information related to the Stock Option Plan in this Circular is intended as a summary only and is qualified in its entirety by the full text of the Stock Option Plan, which is attached as Schedule "C" to this Circular.

Stock Option Plan

The Stock Option Plan was adopted to provide the Company with a share-related mechanism to attract, retain and motivate qualified executives, employees and consultants of the Company to contribute toward the long-term goals of the Company, and to encourage such individuals to acquire Class B Shares as long-term investment. The Stock Option Plan provides that Options may be issued to directors, officers, employees or consultants of the Company or any of its subsidiaries. All grants require approval of the Compensation, Nominating and Governance Committee or any other committee of the Board to which the responsibility of approving the grant of Options has been delegated.

The Stock Option Plan provides that the total number of Options available to be issued under the Stock Option Plan is 10% of the number of Class B Shares issued and outstanding from time to time, on a fully diluted basis. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Class B Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to the Stock Option Plan.

The Stock Option Plan is administered by the Compensation, Nominating and Governance Committee, which has full and final authority with respect to the granting of all Options thereunder. Options may be granted under the Stock Option Plan to such service providers of the Company and its subsidiaries, if any, as the Compensation, Nominating and Governance Committee may from time to time designate. The exercise prices will be determined by the Compensation, Nominating and Governance Committee but will, in no event, be less than the market value of the Class B Shares or the lowest price permitted by the policies of any stock exchange on which the Class B Shares may be listed. All Options granted under the Stock Option Plan will expire not later than the date that is ten years from the date that such Options are granted. Options granted under the Stock Option Plan are not transferable or assignable other than by testamentary instrument or pursuant to the laws of succession.

This summary of the Stock Option Plan is qualified in its entirety by the full terms of the Stock Option Plan, which is attached as Schedule "C" to this Circular.

Shareholder Re-Approval of the Stock Option Plan

Since the Stock Option Plan is a "rolling plan", shareholder approval of the Stock Option Plan is required by the CSE three years after institution and within every three years thereafter. In accordance with the policies of the CSE, the Company requests Shareholders to consider, and if thought fit, approve an ordinary resolution substantially in the form set forth below:

"BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS THAT:

1. as an ordinary resolution, FSD Pharma Inc. (the "**Company**") stock option plan originally adopted on February 8, 2018 by the board of directors of the Company and approved by the shareholders of the Company on March 15, 2018 (the "**Stock Option Plan**"), be and is hereby ratified,

authorized and approved;

2. the form of the Stock Option Plan may be amended in order to satisfy the requirements or requests of any regulatory authorities or stock exchange, without requiring further approval of the shareholders of the Company;

3. the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the Stock Option Plan, entitling the holders to purchase up to that number of class B subordinate voting shares of the Company ("**Class B Shares**") that is equal to 10% of the issued and outstanding Class B Shares at the time of the grant; and

4. the directors and officers of the Company be authorized and directed to perform all such acts and deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions."

To be effective, the Stock Option Plan resolution, in the form set out above, requires an affirmative vote of not less than a majority of the votes cast by the Shareholders present virtually or by proxy and entitled to vote at the Meeting.

The Board unanimously recommends that Shareholders vote FOR the approval of the Stock Option Plan. It is intended that all proxies received will be voted in favour of the approval of the Stock Option Plan unless a proxy contains instructions to vote against the approval of the Stock Option Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than the approval of the Equity Incentive Plan and re-approval of the Stock Option Plan, Management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of Shares or otherwise, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company's last financial year, or of any associate or affiliate of any such persons, in any matter to be acted upon at the Meeting.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following disclosure describes the compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company to each NEO (as defined herein). This section also identifies the objectives and material elements of compensation awarded to the NEOs and the reasons for their compensation. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosure included in this Circular.

The Board's assessment of corporate performance is based on a number of qualitative and quantitative factors including execution of ongoing projects and transactions, and progress on key growth initiatives.

Named Executive Officers

The purpose of this Statement of Executive Compensation is to provide information about the Company's philosophy, objectives and processes regarding executive compensation. This disclosure is intended to

communicate the compensation provided to the most highly compensated executive officers of the Company (the "**Named Executive Officers**" or "**NEOs**"). For the purposes of this Circular, a NEO means each of the following individuals:

a) a CEO;

b) a CFO;

c) each of the three most highly compensated executive officers of the Company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, as at the end of the most recently completed financial year whose total compensation was, individually, more than C$150,000; and

d) each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company or its subsidiaries, nor acting in a similar capacity, at the end of that financial year.

For the financial year ended December 31, 2022, the NEOs are:

1) Anthony Durkacz, *Interim CEO, Co-Executive Chairman and Director*

2) Zeeshan Saeed, *President, Co-Executive Chairman and Director*

3) Nathan Coyle, *CFO*

4) Donal Carroll, *COO and Director*

5) Dr. Lakshmi Kotra, *Directors and CEO of Lucid*

6) Kevin Cassidy, *Vice-President, Quality of Lucid*

Compensation Governance

The compensation, nominating and governance committee of the Company ("**Compensation, Nominating and Governance Committee**") is currently comprised of three directors, Zeeshan Saeed (Chair), Lawrence (Larry) Latowsky and Adnan Bashir. It is expected that, if elected as director of the Company, Michael (Zappy) Zapolin will replace Lawrence (Larry) Latowsky as a member of the Compensation, Nominating and Governance Committee. Their respective biographies of members of the Compensation, Nominating and Governance Committee members are provided under "*Election of Directors – Biographies of Proposed Nominees*" and "*Statement of Corporate Governance Practices – Composition and Independence of the Board*".

The Compensation, Nominating and Governance Committee has been tasked with establishing an executive compensation program, which, prior to May 16, 2022, included equity compensation by way of share awards and Options granted under the Stock Option Plan. As of May 16, 2022, the executive compensation program includes equity compensation by way of share awards, RSUs, PSUs and Options granted under the Equity Incentive Plan.

The primary goal of the Company's executive compensation program is to attract and retain the key executives necessary for the Company's long-term success, to encourage executives to further the development of the Company and its operations, and to motivate top quality and experienced executives.

The key elements of the executive compensation program are: (i) base salary; (ii) potential annual incentive award; (iii) Options; (iv) RSUs; and (v) PSUs.

The Compensation, Nominating and Governance Committee reviews the adequacy of remuneration for the executive officers by evaluating their performance in light of the Company's goals and objectives, the bonus opportunities contained in their employment agreements, and by comparing the performance of the Company with other reporting issuers of similar size in the same industry.

The Board is of the view that all elements of the total program should be considered, rather than any single element. As such, the Company does not use fixed criteria in determining the mix of compensation and instead determines compensation based on a contextual analysis of the Company. While the Company does not have a formally established peer group in determining compensation, the Compensation, Nominating and Governance Committee will on occasion reference other comparable publicly traded Canadian companies to align its compensation practices with market practice.

The terms of any proposed compensation for the directors of the Company who are not also officers of the Company (including any Options, RSUs and PSUs to be granted) will be determined by the Compensation, Nominating and Governance Committee. The compensation program is designed to provide income certainty, to attract and retain executives and to provide incentives for the achievement of both short-term and long-term objectives of the Company.

Compensation Process

The Compensation, Nominating and Governance Committee, through discussion without any formal objectives, criteria or analysis, determines the compensation of the Company's executive officers. The Compensation, Nominating and Governance Committee has no formal criteria or goals tied to total compensation or any significant element of total compensation. The Board, through the Compensation, Nominating and Governance Committee, is responsible for determining all forms of compensation, including share-based compensation and long-term incentives in the form of Options, RSUs and PSUs to be granted to the Company's executive officers and directors, and for reviewing the recommendations respecting compensation of other officers of the Company from time-to-time, to ensure such arrangements reflect the responsibilities and risks associated with each position. The Compensation, Nominating and Governance Committee determines compensation by considering: (i) recruiting and retaining executives critical to the Company's success and the enhancement of shareholder value; (ii) providing fair and competitive compensation; (iii) balancing the interests of management and the Shareholders; and (iv) rewarding performance, both on an individual basis and with respect to the Company's operations in general.

Annual Incentive Awards

Annual incentive awards are designed to motivate NEOs to achieve the Company's short-term corporate goals, and rewards individual and overall performance. Annual incentives are based on objective, identifiable measures set at the beginning of each financial year at the discretion of the Compensation, Nominating and Governance Committee, which may vary from year to year and incentive payments are expected to be determined by the Board on the recommendation of the Compensation, Nominating and Governance Committee.

Option Awards

Long-term incentives in the form of Options are intended to align the interests of the Company's directors

and its executive officers with those of its Shareholders, to provide a long-term incentive that rewards these individuals for their contribution to the creation of Shareholder value, and to reduce the cash compensation the Company would otherwise pay. The Equity Incentive Plan is administered by the Board. While the Company does not have a formally established peer group in determining compensation, in considering the number of Options to be granted to the NEOs, reference is made to the number of Options granted to officers of other comparable publicly traded Canadian companies. The Compensation, Nominating and Governance Committee also considers previous grants of equity incentives and the overall number of equity incentives that are outstanding relative to the number of outstanding Shares in determining whether to make any new grants of Options and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of Option compensation. See "*Approval of Equity Incentive Plan – Equity Incentive Plan*" and "*Re-Approval of Stock Option Plan – Stock Option Plan*" above and Schedule "B" and Schedule "C" of this Circular, respectively, for additional details on Options.

Share Unit Awards

The Equity Incentive Plan provides that Eligible Persons (as defined in the Equity Incentive Plan) may be allocated share units in the form of RSUs or PSUs (collectively, "**Share Units**"), which represent the right to receive an equivalent number of Class B Shares or the Market Price (as defined in the Equity Incentive Plan) in cash on the vesting date. The issuance of Class B Shares may be subject to vesting requirements similar to those described above with respect to the exercise of Options, including such time- or performance-based conditions as may be determined from time to time by the Board in its discretion.

The Equity Incentive Plan provides for the express designation of Share Units as either RSUs, which have time-based vesting conditions, or PSUs, which have performance-based vesting conditions over a specified period. The Equity Incentive Plan provides that if Share Units are scheduled to settle during a blackout period, such settlement shall be postponed until the trading day following the date on which the blackout period ends (or as soon as practicable thereafter, and in any event, within 10 business days following the end of the blackout period), and the Market Price of any RSUs or PSUs settled in cash will be determined as of the trading day immediately prior to the settlement date.

The Compensation, Nominating and Governance Committee also considers previous grants of equity incentives and the overall number of equity incentives that are outstanding relative to the number of outstanding Shares in determining whether to make any new grants of Share Units and the size and terms of any such grants, as well as the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of Share Unit compensation. See "*Approval of Equity Incentive Plan – Equity Incentive Plan*" above and Schedule "B" of this Circular for additional details on Share Units.

Insider Trading and Blackout Period Policy

All of the Company's executives, other employees and directors are subject to the Company's Insider Trading and Blackout Period Policy, which prohibits trading in the Company's securities while in possession of material undisclosed information about the Company. Under this policy, such individuals are also prohibited from entering into hedging transactions involving securities of the Company, such as short sales, puts and calls. Furthermore, subject to certain limited exceptions, the Company permits executives, including the NEOs, to trade in the Company's securities only during prescribed trading windows.

Performance Graph

The following performance graph compares the total cumulative return to a Shareholder who invested

C$100 in Shares on January 1, 2018, assuming reinvestment of dividends, with the cumulative total return on the S&P/TSX Composite Total Return Index and SPDR S&P Biotech ETF for each year following January 1, 2018. The performance of the Shares as set out in the graph below does not necessarily indicate future performance.

	December 31, 2018 (C$)	December 31, 2019 (C$)	December 31, 2020 (C$)	December 31, 2021 (C$)	December 31, 2022 (C$)
FSD Pharma Inc.	237.50	29.48	8.25	5.47	4.31
SPDR S&P Biotech ETF (NYSEARCA: XBI)	77.71	103.02	152.81	121.37	140.20
S&P/TSX Composite Total Return Index	91.73	112.72	119.03	148.90	89.76

Note: Data sourced from Bloomberg. The Company has not independently verified the information sourced from third parties provided herein.

The Company is of the view that compensation levels for the directors and executive officers cannot and should not be directly compared to year-over-year relative market performance. Market performance is impacted by a number of external factors beyond the control of management and an increase or decrease in the market price and thus should not be a determining factor in establishing the annual compensation of the Company's directors and executive officers. The stock price directly impacts the benefits enjoyed by the directors and executive officers from the Stock Option Plan and Equity Incentive Plan. As a result, the trend

shown in the above graph does not necessarily correspond to the Company's compensation to its directors and executive officers for the same period.

The Company's compensation package is based on competitive compensation trends and the value of the services provided and is designed to attract and retain top quality personnel for the longer term in order to manage and grow the business through both adverse and favorable economic cycles. These factors may not yield immediate results in stock price.

Summary Compensation Table

The following table sets forth information concerning the total compensation earned by, paid to, or awarded to the current NEOs of the Company during the three most recently completed financial years. Compensation for directors disclosed below reflects the compensation received by each director during the relevant fiscal year.

Name and Principal Position	Year	Salary (US$)	Share-Based Awards[1] (US$)	Option-Based Awards[2] (US$)	Non-Equity Incentive Plan Compensation (US$)		Pension Value	All Other Compensation[3] (US$)	Total Compensation (US$)
					Annual incentive pans	Long-term incentive plans			
Anthony Durkacz[4]	2022	239,269	316,834[5]	Nil	Nil		Nil	136,710[6]	692,813
Interim CEO, Co-Executive Chairman and Director	2021	103,703	Nil	777,798	Nil		Nil	Nil	881,501
	2020	Nil	438,881	236,014	Nil		Nil	Nil	674,896
Nathan Coyle[7]	2022	191,891	Nil	Nil	Nil		Nil	Nil	191,891
CFO	2021	189,186	Nil	46,586	15,734		Nil	Nil	251,506
	2020	143,834	Nil	Nil	Nil		Nil	Nil	143,835
Zeeshan Saeed[8]	2022	239,269	398,010[5]	Nil	Nil		Nil	136,710[6]	773,989
President & Co-Executive Chairman	2021	225,271	Nil	777,798	Nil		Nil	Nil	1,003,069
	2020	212,292	438,881	236,014	Nil		Nil	12,311	899,499
Donal Carroll[9]	2022	239,269	321,543[5]	34,519	Nil		Nil	136,710[6]	732,041
COO, Director & Former CFO	2021	351,406	Nil.	777,798	78,670		Nil	4,779[6]	1,212,653
	2020	191,188	219,441	138,137	74,610		Nil	Nil	623,376
Dr. Lakshmi Kotra	2022	331,510[10]	80,212[5][10]	Nil	Nil		Nil	Nil	411,722
CEO of Lucid and Director	2021	44,430[10]	Nil	172,799	Nil		Nil	Nil	217,228.96
	2020	Nil	Nil	Nil	Nil		Nil	Nil	Nil
Kevin Cassidy[11]	2022	144,822	Nil	Nil	Nil		Nil	Nil	144,822

Vice-President Quality of Lucid	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1) "**Share-based Award**" means an award of Class B Shares and includes PSUs and RSUs. The dollar amount disclosed is based on the closing price per Class B Share at the date of each grant.

(2) "**Option-based Award**" means an award of Options under the Stock Option Plan or the Equity Incentive Plan. This does not represent cash paid to the NEO. This figure is based on the grant date fair value of such Options. The grant date fair value was determined in accordance with International Financial Reporting Standards. This methodology was chosen in order to be consistent with the accounting fair value used by the Company in its financial statements, and the Black-Scholes option pricing model is a commonly used methodology for valuing options which provides an objective and reasonable estimate of fair value. Calculating the value of stock options using the Black-Scholes option pricing model is very different from a simple "in-the-money" value calculation. Accordingly, caution must be exercised in comparing grant date fair value amounts with cash compensation or an in-the-money option value calculation.

(3) Includes Company-paid health and life insurance benefits and car allowances for all NEOs.

(4) Mr. Durkacz has been a director of the Company since June 18, 2018 and was appointed as interim CEO of the Company on July 27, 2021.

(5) This figure represents PSUs granted under the Equity Incentive Plan. This does not represent cash paid to the NEO. This figure is based on the incremental grant date fair value of such PSUs. The grant date fair value was determined in accordance with International Financial Reporting Standards. The incremental fair value is the difference between the fair value of the PSUs based on the share price on the grant date and the fair value of the share options cancelled as measured on date of modification. This methodology was chosen in order to be consistent with the accounting fair value used by the Company in its financial statements. For further details on the valuation of PSUs, see Note 16 to the Company's Annual Financial Statements, starting at page F-1.

(6) These amounts represent cash bonuses paid to the NEO.

(7) Mr. Coyle was appointed as the CFO of the Company on May 4, 2021, initially on interim and then on a permanent basis.

(8) Mr. Saeed departed from his position as President and director of the Company effective January 25, 2021 but was re-elected as a director of the Company on May 14, 2021 and re-appointed as President of the Company on July 27, 2021.

(9) Mr. Carroll resigned as CFO of the Company on May 4, 2021 and was elected as a director of the Company at the 2021 Meeting on May 14, 2021. Mr. Carroll was appointed as COO of the Company on August 15, 2021.

(10) Dr. Kotra is not paid a salary by the Company, but was paid a consulting fee of $331,510.00 for the year ended December 31, 2022 and $44,430.00 for the year ended December 31, 2022. Dr. Kotra's PSU awards for the year ended December 31, 2022 includes 51,500 PSUs issued to ILace Therapeutics International Inc., a corporation controlled by Dr. Kotra.

(11) Mr. Cassidy resigned as Vice-President Quality of Lucid on May 5, 2023.

Incentive Plan Awards

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the Options, RSUs and PSUs held by the NEOs which were outstanding as of December 31, 2022:

Name and Position	Option-Based Awards				Share-Based Awards		
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (US$)	Option Expiration Date	Value of Unexercised In-the-Money Options (US$)	Number of Shares or Units of Shares That Have Not Vested(1) (#)	Market or Payout Value of Share-Based Awards That Have Not Vested(2) (US$)	Market or Payout Value of Vested Share-Based Awards Not Paid Out or Distributed (US$)
Anthony Durkacz *Interim CEO and Co-Executive Chairman*	Nil	Nil	N/A	N/A	699,502	316,834	N/A

Nathan Coyle *CFO*	5,000	2.8845	March 18, 2024	Nil	Nil	N/A	N/A
	30,000	1.7307	June 1, 2024	Nil	Nil	N/A	N/A
Donal Carroll *COO, Director & former CFO*	Nil	Nil	Nil	N/A	704,801	321,543	Nil
Zeeshan Saeed *President & Co-Executive Chairman*	Nil	Nil	Nil	N/A	799,004	398,010	N/A
Dr. Lakshmi Kotra(3) *CEO of Lucid, Director*	Nil	Nil	Nil	N/A	216,797	80,212	N/A
Kevin Cassidy *Vice-President, Quality of Lucid*	Nil	Nil	Nil	N/A	Nil	N/A	N/A

Notes:

(1) Represents unvested PSUs. Each PSU represents the right to receive an equivalent number of Class B Shares of the Company or the Market Price (as defined in the Equity Incentive Plan) in cash on the vesting date.

(2) This figure represents a PSU awards. This does not represent cash paid to the NEO. This figure is based on the incremental grant date fair value of such PSUs. The grant date fair value was determined in accordance with International Financial Reporting Standards. The incremental fair value is the difference between the fair value of the PSUs based on the share price on the grant date and the fair value of the share options cancelled as measured on date of modification. This methodology was chosen in order to be consistent with the accounting fair value used by the Company in its financial statements. For further details on the valuation of PSUs, see Note 16 to the Company's Annual Financial Statements, starting at page F-1.

(3) Dr. Kotra's PSU awards for the year ended December 31, 2022 includes 51,500 PSUs issued to ILace Therapeutics International Inc., a corporation controlled by Dr. Kotra.

Incentive Plan Awards - Value Vested or Earned During the Year

There was no value vested or earned for all incentive plan awards during the most recently completed financial year by NEOs.

For a description of significant terms of the Equity Incentive Plan, see "*Approval of Equity Incentive Plan – Equity Incentive Plan*" above and Schedule "B" of this Circular.

For a description of significant terms of the Stock Option Plan, see "*Re-Approval of Stock Option Plan – Stock Option Plan*" above and Schedule "C" of this Circular.

Pension Plan Benefits

The Company established a 401(k) plan on January 31, 2021 but the plan was terminated on December 31, 2021. The Company currently does not have any pension plans that provide for payments or benefits at, following, or in connection with retirement.

Termination, Change of Control Benefits and Executive Agreements of the NEOs

The Company has entered into executive employment agreements with each of the NEOs (the "**Executive Agreements**") other than Nathan Coyle. Each Executive Agreement provides for the NEO's annual base

salary, vacation entitlement and benefits.

The following is a description of material provisions of the Executive Agreements as they relate to termination and change of control.

Anthony Durkacz (Interim CEO, Co-Executive Chairman and Director)

Mr. Durkacz has an executive employment agreement with the Company. In the event of both a change of control transaction and Mr. Durkacz ceasing to be employed by the company for any reason, all outstanding unvested Options held as of the date Mr. Durkacz ceases to be employed by the Company shall immediately vest and remain outstanding and exercisable for a period of five years from that date. All vested Options held by Mr. Durkacz that are outstanding on that date shall remain outstanding and be exercisable for five years following the applicable vesting date of the Options. Additionally, in the event of any change of control transaction, the expiry date of each Option issued to Mr. Durkacz prior to the date, and during the term, of his Executive Agreement shall be the date that is five years from the applicable vesting date of such Option. In the event Mr. Durkacz's employment is terminated as a result of a change of control transaction, he would be entitled to receive C$50,000.

Zeeshan Saeed (President, Co-Executive Chairman and Director)

Mr. Saeed has an executive employment agreement with the Company. In the event the Company terminates Mr. Saeed's employment without cause or in the event of any termination of the agreement by either party following a change of control, the Company will provide Mr. Saeed with a cash payment in an amount equal to 24-months (2 years) compensation, being the sum of: (i) base salary, (ii) the applicable target bonus, and (iii) the cash value of any stock grants provided in the last 12-months. In the event of a change of control transaction and Mr. Saeed ceasing to be employed by the Company for any reason, all outstanding unvested Options held by Mr. Saeed as of the date that he ceases being employed by the Company shall immediately vest and shall remain outstanding and be exercisable for five years following that date. All vested Options held by Mr. Saeed that are outstanding on that date will remain outstanding and be exercisable for five years following the applicable vesting date of the Options. Additionally, in the event of any change of control transaction, the expiry date of each Option issued to Mr. Saeed prior to the date, and during the term, of his Executive Agreement shall be the date that is five years from the applicable vesting date of such Option. In the event Mr. Saeed's employment is terminated without cause or as a result of a change of control transaction, he would be entitled to receive C$600,000.

Donal Carroll (COO and Director)

Mr. Carroll has an executive employment agreement with the Company. In the event the Company terminates Mr. Carroll's employment without cause or in the event of any termination of the agreement by either party following a change of control, the Company shall pay Mr. Carroll a cash payment in an amount equal to 24 months (two years) compensation, being the sum of: (i) base salary, (ii) the applicable target bonus, and (iii) the cash value of any stock grants provided in the last 12-months. In the event of a change of control transaction and Mr. Carroll ceasing to be employed by the Company for any reason, all outstanding unvested Options, as of the date Mr. Carroll ceases to be employed by the Company shall immediately vest and shall remain outstanding and be exercisable for a period of five years following that date. All vested Options held by Mr. Carroll that are outstanding as of that date shall remain outstanding and be exercisable for five years following the applicable vesting date of the Options. Additionally, in the event of any change of control transaction, the expiry date of each Option issued to Mr. Carroll prior to the date, and during the term, of his Executive Agreement shall be the date that is five years from the applicable vesting date of such Option. In the event Mr. Carroll's employment is terminated without cause or as a result of a change of

control transaction, he would be entitled to receive C$600,000.

Nathan Coyle (CFO)

Mr. Coyle has an executive employment agreement with the Company. In the event the Company terminates Mr. Coyle's employment without cause or in the event of any termination of the agreement by either party following a change of control, the Company shall pay Mr. Coyle a cash payment in an amount equal to one months salary per year of employment up to a maximum of 12 months and no less than four months compensation. In the event of a change of control transaction and Mr. Coyle ceasing to be employed by the Company for any reason, the expiry date of each Option issued to Mr. Coyle prior to the date, and during the term, of his Executive Agreement shall be the date that is five years from the applicable vesting date of such Option.

Liability Insurance of Directors and Officers

The Company has directors' and officers' liability insurance coverage for losses to the Company if the Company is required to reimburse directors and officers, where permitted, and for direct indemnity of directors and officers where corporate reimbursement is not permitted by law. This insurance protects the Company against liability (including costs), subject to standard policy exclusions, which may be incurred by directors and/or officers acting in such capacity for the Company. All directors and officers are covered by the policy and the amount of insurance applies collectively to all. The annual cost for this insurance during the year ended December 31, 2022 was US$675,000.

Indemnification

Amended and Restated By-Law No. 1 provides for indemnification of each of the Company's directors, former directors, officers, former officers, respective heirs and legal representatives of directors and officers and each individual who acts or acted at the Company's request as a director or officer of a body corporate or an individual acting in a similar capacity of another entity (each, an "**Indemnified Person**") against all costs, charges and expenses reasonably incurred in respect of any civil, criminal or administrative, investigative or other proceeding to which that Indemnified Person is made a party by reason of being or having been at the relevant time a director or officer of the Company or of a body corporate of which the Company is or was a shareholder or creditor, or by reason of having acted in a similar capacity for any other entity that is or was at the relevant time directly or indirectly owned or controlled by the Company, as required by the OBCA.

The Company has entered into indemnity agreements with each director and officer providing that if such director or officer is or was involved in any threatened, pending or completed proceeding by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the Company's request as a director or officer of another entity, such director or officer will be indemnified and held harmless by the Company to the fullest extent authorized by and in the manner set forth in the Amended and Restated By-Law No.1 and OBCA against all expense, liability and loss reasonably incurred or suffered by such director or officer in connection therewith. Under such indemnity agreements, to the fullest extent allowable under applicable law, the Company shall also indemnify against any costs actually and reasonably paid or incurred by a director or officer in connection with any action or proceeding by such director or officer for (i) indemnification or reimbursement of any costs, or payment of any cost advance, by the Company under any provision of the agreements, or under any other agreement or provision of our constating documents and (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the director or officer ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

STATEMENT OF DIRECTOR COMPENSATION

Director Compensation Program

A new Board was elected on June 23, 2022 at the annual general meeting of shareholders. The following describes the director compensation program that was in effect for the portion of the year ended after the 2021 Meeting. A cash retainer of C$60,000 per year is paid in monthly installments in arrears. In addition, C$20,000 per year is paid to the Chair of the Audit Committee and C$10,000 per year is paid to the Chairs of each of the Compensation, Nominating and Governance Committee and the Disclosure Committee, paid in monthly installments in arrears in each case. No additional fees are paid to the members for attending the meetings of our board of directors and meetings of our standing committees. Under the director compensation program for the year ended December 31, 2022, newly appointed directors were granted stock options that vested immediately. In May 2022, all Options held by current directors and officers of the Company were cancelled. Subsequently, the current directors and officers were issued PSUs, see *Business of the Meeting – Election of Directors* for each current director's holdings as at the date of this Circular.

Director Compensation Table

The following table sets forth information concerning compensation accrued or paid to the Company's non-employee directors, other than NEOs whose compensation is reported in the Summary Compensation Table above, during the year ended December 31, 2022:

Name	Fees Earned (US$)	Share-based awards[1] (US$)	Option- based awards[2] (US$)	Non-Equity Incentive Plan Compensation (US$)	Pension value (US$)	All Other Compensation (US$)	Total (US$)
Nitin Kaushal	61,405	48,709	Nil	Nil	Nil	Nil	110,114
Fernando Cugliari[3]	49,425	48,709	Nil	Nil	Nil	Nil	98,134
Lawrence (Larry) Latowsky	53,729	48,709	Nil	Nil	Nil	Nil	102,438
Adnan Bashir	46,054	48,709	Nil	Nil	Nil	Nil	94,763
Joseph L. Romano[4]	4,490	Nil	Nil	Nil	Nil	Nil	4,490

Notes:

(1) This figure represents a PSU awards. This does not represent cash paid to the NEO. This figure is based on the incremental grant date fair value of such PSUs. The grant date fair value was determined in accordance with International Financial Reporting Standards. The incremental fair value is the difference between the fair value of the PSUs based on the share price on the grant date and the fair value of the share options cancelled as measured on date of modification. This methodology was chosen in order to be consistent with the accounting fair value used by the Company in its Annual Financial Statements.

(2) This does not represent cash paid to the NEO. This figure is based on the grant date fair value of such Options. The grant date fair value was determined in accordance with International Financial Reporting Standards. This methodology was chosen in order to be consistent with the accounting fair value used by the Company in its financial statements, and the Black-Scholes option pricing model is a commonly used methodology for valuing options which provides an objective and reasonable estimate of fair value. Calculating the value of stock options using the Black-Scholes option pricing model is very different from a simple "in-the-money" value calculation. Accordingly, caution must be exercised in comparing grant date fair value amounts with cash compensation or an in-the-money option value calculation.

(3) Mr. Cugliari resigned from the Board on November 25, 2022.

(4) Mr. Romano was appointed to the Board on November 25, 2022.

Incentive Plan Awards

All directors were entitled to participate in the Stock Option Plan and the Equity Incentive Plan. During the year ended December 31, 2022, no Options were granted to, and no Options were exercised by, non-employee directors under the Stock Option Plan and Equity Incentive Plan.

During the year ended December 31, 2022, no RSUs and no PSUs were granted to, and no RSUs were exercised by, non-employee directors under the Equity Incentive Plan.

Outstanding Option-Based and Share-Based Awards

No Options, RSUs or PSUs were held by the non-employee directors, other than NEOs, which were outstanding as of December 31, 2022.

Value Vested or Earned During the Year

There was no value vested or earned for all incentive plan awards during the most recently completed financial year by directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the number of Class B Shares to be issued upon exercise of outstanding Options, the weighted-average exercise price of such outstanding Options and the number of Class B Shares remaining available for future issuance under the Stock Option Plan as of December 31, 2022.

Plan Category	Number of Class B Shares to be issued upon exercise of outstanding Options, RSUs and PSUs	Weighted-average exercise price of outstanding Options, RSUs and PSUs	Number of Class B Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders	418,528(2)	C$3.71	3,431,884
Equity compensation plans not approved by security holders	2,420,104(3)	N/A	1,430,317
Total	2,838,632	C$3.71	4,862,201(4)

Notes:

(1) Based on 10% of the 38,504,210 Class B Shares issued and outstanding as of December 31, 2022.
(2) Representing an aggregate of 418,528 Options unexercised as of December 31, 2022,
(3) Representing an aggregate of 2,420,104 PSUs that have not vested as of December 31, 2022.
(4) Notwithstanding the provided number, the Company is authorized to issue a maximum of 10% of the issued and outstanding Class B Shares at the date of the grant of Options, RSUs and PSUs.

For a description of significant terms of the Equity Incentive Plan, see "*Approval of Equity Incentive Plan – Equity Incentive Plan*" above and Schedule "B" of this Circular.

For a description of significant terms of the Stock Option Plan, see "*Re-Approval of Stock Option Plan – Stock Option Plan*" above and Schedule "C" of this Circular.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No current or proposed director, executive officer or employee of the Company, or any associate of any of the foregoing, (i) is, or has been at any time since the beginning of the Company's most recently completed financial year, indebted to the Company or any of its subsidiaries, or (ii) has indebtedness to another entity that is, or has been at any time since the beginning of the Company's most recently completed financial year, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is governed by an Audit Committee charter, a copy of which is attached hereto as Schedule "A".

Composition of the Audit Committee

As of the date of this Circular, the following are the members of the Audit Committee:

Name	Independent(1)	Financially Literate(2)
Nitin Kaushal (Chair)	Yes	Yes
Lawrence (Larry) Latowsky(3)	Yes	Yes
Adnan Bashir	Yes	Yes

Notes:

1. Within the meaning of Section 1.4 of NI 52-110.
2. Within the meaning of Section 1.6 of NI 52-110.
3. If elected, Mr. Zapolin will replace Mr. Latowsky as a member of the Audit Committee, who is independent and financially literate within the meaning of NI 52-110.

The Audit Committee's functions include, but are not limited to: reviewing the integrity of the Company's financial statements, financial disclosures and internal controls over financial reporting; monitoring the Company's ongoing compliance with legal and regulatory requirements; selecting the external auditor for Shareholder approval; and reviewing the qualifications, independence and performance of the external auditor. Information concerning the relevant education and experience of the Audit Committee members is set forth below.

Relevant Education and Experience

The Board believes that the composition of the Audit Committee reflects financial literacy and expertise. Currently, all members of the Audit Committee have been determined by the Board to be "independent" and "financially literate" as such terms are defined under National Instrument 52-110 – *Audit Committees*. The Board has made these determinations based on the education as well as breadth and depth of experience of each member of the Audit Committee.

All the members of the Audit Committee have the education and/or practical experience required to understand and evaluate financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements. Further information regarding the Audit Committee is set forth under the heading "*Audit Committee Information*".

For more information related to the experience of each of the members of the Audit Committee, see

"*Business of Meeting – Election of Directors*" and "*Statement of Corporate Governance Practices – Composition and Independence of the Board* ". See "*Audit Committee*" and "*Auditors' Fees*" in the Company's Annual Report on Form 20-F dated March 31, 2023, for the year ended December 31, 2022, which is available on SEDAR at www.sedar.com, for further information relating to the Audit Committee.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board considers good corporate governance practices to be an important factor in the overall success of the Company. Under National Instrument 58-101 – *Disclosure of Corporate Governance Practices* ("**NI 58-101**") and National Policy 58-201 – *Corporate Governance Guidelines*, the Company is required to disclose information relating to its corporate governance practices, which disclosure is set out herein.

With respect to the United States, the Company is required to comply with the provisions of, among other laws, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Jumpstart Our Business Startups Act of 2012, and the applicable rules adopted by the SEC pursuant to such laws, as well as the NASDAQ Marketplace Rules (the "**NASDAQ Rules**"), in each case, as applicable to foreign private issuers.

NASDAQ Rule 5615(a)(3) permits a foreign private issuer to follow its home country practices in lieu of most of the requirements of the 5600 series of the NASDAQ Rules. In order to claim such an exemption, the Company must disclose the significant differences between its corporate governance practices and those required to be followed by U.S. domestic issuers under NASDAQ's corporate governance requirements. Set forth below is a summary of such differences.

Shareholder Approval Requirements

NASDAQ Rule 5635 requires each issuer to obtain shareholder approval prior to certain dilutive events, including a transaction other than a public offering involving the issuance or potential issuance of 20% or more of the issuer's outstanding shares of common stock prior to the transaction for less than a stated minimum price. The Company does not follow NASDAQ Rule 5635. Instead, and in accordance with the NASDAQ exemption, the Company complies with Ontario corporate and securities laws, which do not require shareholder approval for dilutive events unless (i) the price of securities issued is lower than the market price less the Maximum permitted Discount (as such term is defined in the CSE policies), (ii) the number of securities issuable to Related Persons (as such term is defined in the CSE policies), when added to the number of securities issued to such Related Persons in private placements or acquisitions in the preceding twelve months (in each case, calculated on a fully diluted basis), is more than 10% of the total number of securities or votes outstanding (calculated on a non-diluted basis), regardless of the price of the offering, and (iii) a transaction that results, or could result, in a new holding of more than 20% of the voting securities by one security holder or combination of security holders acting together. In addition, the Company follows the CSE policies which require shareholder approval on the occurrence of a "fundamental change," defined by the policies of the CSE to be a "major acquisition" (whereby for the next 12-month period at least 50% of the issuer's assets or resources will be comprised of, or anticipated revenues are expected to be derived from, the assets, properties, businesses or other interests that are the subject of the major acquisition) accompanied or preceded by a "change of control." In such context, a "change of control" would include the distribution of a number of equity securities of the issuer equal to or greater than 100% of the number outstanding prior to the transaction or results in new shareholders holding greater than 50% of the voting securities of the issuer, as well as a substantial change of management or the board of directors of the issuer.

In addition, NASDAQ Rule 5635 requires shareholder approval of most equity compensation plans and material revisions to such plans. The Company does not follow this NASDAQ Rule. Instead, and in

accordance with the NASDAQ exemption, we comply with Ontario corporate and securities laws, which do not require shareholder approval of equity compensation plans. In addition, the Company intends to follow the CSE policies and certain provisions of Canadian securities laws which require limitations on the number of equity compensation securities that can be distributed to persons performing investor relations services to 2% of the issued and outstanding amount of listed securities in a 12-month period, and further limit the number of equity compensation securities that can be distributed to an individual, to not exceed 5% of the outstanding securities of the issuer at the time of issuance, or collectively all the issuances not exceeding 10% of the outstanding securities of the issuer in a 12 months period.

Quorum Requirement

NASDAQ Rule 5620(c) requires that each company that is not a limited partnership shall provide for a quorum as specified in its by-laws for any meeting of holders of common stock; provided, however, that in no case shall such quorum be less than 33-1/3% of the outstanding shares of the Company's common voting stock. The Company does not presently follow this NASDAQ Rule. Instead, the Company complies with Ontario corporate and securities laws and its by-laws, which provide that the quorum for the transaction of business at a meeting of shareholders is at least two voting persons holding or representing, in the aggregate, not less than 10% of the issued and outstanding shares of the applicable class.

Independent Director Oversight of Executive Compensation and Board Nominations

NASDAQ's Marketplace Rule 5605(d) requires, among other things, independent director oversight of executive officer compensation arrangements by approval of such compensation by a committee comprised solely of independent directors, and Marketplace Rule 5605(e) requires, among other things, similar oversight with respect to the process of selecting nominees to the board or oversight by a majority of the independent directors. Under the exemption available to foreign private issuers under Rule 5615(a)(3), the Company is not required to comply with NASDAQ Rules 5605(d) or 5605(e). Instead, and in accordance with the NASDAQ exemption, the Company complies with the applicable CSE rules and applicable Canadian corporate and securities regulatory requirements, which do not require independent director oversight of executive compensation or board nominations. Under applicable Canadian requirements, the Company has established the Compensation, Nominating and Governance Committee, comprised of [five] members of the Company's board of directors, three of whom are independent directors, as that term is defined under NI 59-101 and applicable NASDAQ Rules. The principal responsibilities of the Compensation, Nominating and Governance Committee include, among other things, establishing an executive compensation program, administering the Stock Option Plan and Equity Incentive Plan, establishing identifiable measurements for purposes of annual incentive awards, determining the compensation of the Company's executive officers and approving option grants recommended by management under the Company's Stock Option Plan. For additional details relating to the role of the Compensation, Nominating and Governance Committee in overseeing the Company's compensation programs, see the section titled *Statement of Executive Compensation* found elsewhere in this Circular.

Proxy Delivery Requirements

NASDAQ Rule 5620(b) requires that a listed company that is not a limited partnership to solicit proxies and provide proxy statements for all meetings of shareholders, and also provide copies of such proxy solicitation materials to NASDAQ. The Company is a "foreign private issuer" as defined in Rule 3b-4 under the Exchange Act, and the equity securities of the Company are accordingly exempt from the proxy rules set forth in Sections 14(a), 14(b), 14(c) and 14(f) of the Exchange Act. The Company solicits proxies in accordance with applicable rules and regulations in Canada.

Board of Directors

The Board is responsible for the stewardship of the Company and for the supervision of management to protect Shareholder interests. The Board oversees the development of the Company's strategic plan and the ability of management to continue to deliver on the corporate objectives.

The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to the Company's external auditors, external legal counsel and to the Company's officers.

The Board is responsible for assessing the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors. Each Board member has considerable experience in the guidance and management of public companies and the Board has found this has been sufficient to meet the needs of the Company to date.

NASDAQ Marketplace Rule 5605(b)(1) requires a majority of the board of directors of each issuer to be comprised of independent directors, as that term is defined under Rule 5605(a)(2). While the Company is currently in compliance with this rule, it does not follow this rule. Instead, and in accordance with the NASDAQ exemption, the Company complies with the applicable CSE rules and applicable securities and corporate regulatory requirements.

Composition and Independence of the Board

The Board is currently comprised of eight directors: Anthony Durkacz, Zeeshan Saeed, Donal Carroll, Nitin Kaushal, Lawrence (Larry) Latowsky, Dr. Lakshmi Kotra, Joseph Romano and Adnan Bashir (collectively, the "**Current Directors**"). See the biographies of the Current Directors below:

Donal Carroll | COO and Director

Mr. Carroll joined the Company as interim CFO in 2018 and was appointed to the position on a permanent basis in December 2019, where he served until May 2021. Mr. Carroll was appointed as COO of the Company on August 15, 2021. Mr. Carroll has also served as a director on the Board from May 2018 to July 2018 and since May 2021.

Mr. Carroll has 20 years of corporate finance leadership and public company experience, as well as experience in syndicate investing both in equity and debt securities. From June 2005 to January 2008, he served as an Accounting Supervisor with Alberto Culver (now Unilever (NYSE:UL)), from February 2008 to October 2013, Mr. Carroll has served as Controller with Videojet Technologies, and from October 2013 to July 2017, he served as a Corporate Controller with Cardinal Meats, where he was instrumental in major restructuring activities, mergers and acquisitions and the implementations of new internal controls and ERP systems. Mr. Carroll has been a Director of Bird River Resources Inc. since August 2019 and a Director of Climb Credit Inc. since May 2020.

He holds a Chartered Professional Accountant and Certified Management Accountant designation as well as a Bachelor of Commerce degree from University College Dublin.

Joseph Romano | Director

Joseph Romano has served as a director of the Board since November 2022. He is the founding member

and owner of Romano Law Firm, a Toronto-based personal injury law firm. He has dedicated his law career to helping victims of serious personal injury and motor vehicle accidents. A graduate of Osgoode Hall Law School, Joseph has appeared at all levels of court in Ontario with success.

Lawrence (Larry) Latowsky | Director

Mr. Latowsky is a graduate of the University of Toronto Rotman Business School and Institute of Corporate Directors of Canada program. Mr. Latowsky also has served on multiple profit and non-profit boards of directors, including his role as a Chairman of the board of directors for Well.ca, one of Canada's leading e-commerce companies. Mr. Latowsky's experience is a blend of traditional retail bricks and mortar, distribution, manufacturing and e-commerce/internet-based marketing and sales.

Mr. Latowsky has held a number of leadership positions throughout his career, including Chairman and CEO of Top Drug Corp. from 2014 to 2020 and President and CEO of Katz Group Canada, the largest network of drugstores in Canada, from 1996 to 2010. Mr. Latowsky also led Propharm Technology and DC Labs, a vertical manufacturing and packaging division of pharmaceuticals and over-the-counter drug store products, from 1996 to 2014.

Please see the biographies of the remaining Current Directors under "*Business of the Meeting – Election of Directors*".

The Board has determined that four of the eight Current Directors of the Company, namely Nitin Kaushal, Lawrence (Larry) Latowsky, Joseph Romano and Adnan Bashir, have no material relationship with the Company, either directly or indirectly, which could, in the view of the Board, be reasonably expected to interfere with the exercise of such individual's independent judgment, and are "independent" within the meaning of such term under NI 58-101 and the applicable NASDAQ Rules.

Anthony Durkacz, Zeeshan Saeed, Dr. Lakshmi Kotra and Donal Carroll are not "independent" within the meaning of such term under NI 58-101 and the applicable NASDAQ Rules, as Anthony Durkacz is the interim CEO and Co-Executive Chairman of the Company and a holder, through a corporation he owns and controls, of Class A Shares, Zeeshan Saeed is the President and Co-Executive Chairman of the Company and has an interest in Class A Shares held in a trust for his economic benefit, Dr. Lakshmi Kotra is the CEO of Lucid and Donal Carroll is the COO of the Company and was the CFO of the Company until May 4, 2021.

Some of the directors of the Company serve on the boards of directors or act as officers of other reporting issuers in Canada or foreign jurisdiction. See "*Business of the Meeting – Election of Directors*".

Board Meetings

The independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance, and these meetings often follow regularly scheduled Board meetings. The Board ensures open and candid discussion among its independent directors by continuously monitoring situations where a conflict of interest or perceived conflict of interest with respect to a director may exist. In cases where such a conflict of interest or perceived conflict of interest is identified, it is addressed in accordance with the OBCA and the Board mandate. The Board may determine that it is appropriate to hold an in-camera session excluding a director with a conflict of interest or perceived conflict of interest, or such director may consider that it is appropriate to recuse him or herself from considering and voting with respect to the matter under consideration.

The Co-Executive Chairmen of the Board, Anthony Durkacz and Zeeshan Saeed, are non-independent

directors. The independent chair of the Audit Committee, Nitin Kaushal, provides leadership for its independent directors. Mr. Durkacz, Mr. Saeed and Mr. Kaushal are responsible for encouraging open and candid discussion among the independent directors, as discussed above, as well as facilitating Board meetings.

Mr. Durkacz, Mr. Saeed and Mr. Kaushal collaborate when setting the agenda of Board meetings and both work with the broader Board to promote good governance and ethics in the decision- making process of the Board.

The attendance record of each of the directors for Board meetings and committee meetings held during the year ended December 31, 2022:

Name	Board Meetings Attended/Held[(1)]	Audit Committee Meetings Attended/Held	Compensation, Nominating and Governance Committee Meetings Attended/Held	Disclosure Committee Meetings Attended/Held
Anthony Durkacz	7/7	N/A	N/A	N/A
Zeeshan Saeed	6/7	N/A	3/3	0/0
Donal Carroll	7/7	N/A	N/A	N/A
Adnan Bashir	6/7	4/4	3/3	0/0
Nitin Kaushal	7/7	4/4	N/A	0/0
Lawrence (Larry) Latowsky	7/7	4/4	3/3	N/A
Fernando Cugliari	6/7	N/A	N/A	N/A
Joseph L. Romano	0/7	N/A	N/A	N/A
Dr. Lakshmi P. Kotra	0/7	N/A	N/A	N/A

Notes:

(1) The numbers in this column reflect attendance with respect to board meetings held in the period in 2022 during which such individual was a member of the Board. Mr. Durkacz, Mr. Saeed, Mr. Carroll, Mr. Bashir, Mr. Kaushal and Mr. Latowsky were on the Board for the entire year ended December 31, 2022. Mr. Cugliari resigned from the Board on November 25, 2022. Mr. Romano and Dr. Kotra were appointed to the Board on November 25, 2022.

Board Mandate

The duties and responsibilities of the directors of the Board are to supervise the management of the business and affairs of the Company; and to act in the best interests of the Company. In discharging its mandate, the directors of the Company are responsible for the oversight and review of the development of, among other things, the following matters:

- the strategic direction of the Company;
- identifying the principal business risks of the Company and ensuring that procedures and people are in place to appropriately manage these risks;
- succession planning, including appointing, training and monitoring senior management;
- a communications policy for the Company to facilitate communications with investors and other interested parties; and
- the integrity of the internal controls and procedures (including adequate management information systems and the oversight of the testing of internal controls) within the Company.

The Board also has the mandate to assess the effectiveness of the Board as a whole, its committees and the

contributions of individual directors. The Board discharges its responsibilities and obligations either directly or through its committees, currently consisting of the Audit Committee, the Compensation, Nominating and Governance Committee and the disclosure committee of the Company (the "**Disclosure Committee**").

Position Descriptions

The Board has not adopted written position descriptions for the Co-Executive Chairmen of the Board or the committee chairs on the basis that the roles are well understood by all of the directors. In general, the roles of the Board and committee chairs are to ensure that the mandate of the board or committee, as set out in their respective Charters, are carried out in full. The Board has also not adopted a written position description for the CEO, other than as described in the CEO's employment contract, on the same basis.

The Board has also determined that the key responsibilities of the Co-Executive Chairmen of the Board include providing leadership to the Board to enhance the Board's effectiveness, including overseeing the Board's discharge of the duties assigned to it by law, the constating documents of the Company, the Board charter and the Company's other corporate governance policies and helping foster the Board's communication with management, and establishing procedures to govern the effective and efficient conduct of the Board's work. The Board regards a key responsibility of the independent chair of the Audit Committee, as being to support the Co-Executive Chairmen of the Board in the discharge of their responsibilities by communicating the views and perspective of the independent directors.

With respect to the chairs of the committees, the Board has determined that their responsibilities include providing leadership to the applicable committee to carry out the committee's mandate as set out in a charter or through regulatory requirements and enhancing the committee's effectiveness through facilitating the committee's interaction with management, the Board and other committees of the Board and reporting as appropriate to the Board with respect to the committee's work.

With respect to the CEO, the CEO is responsible for the overall leadership and management of the Company in accordance with the strategies, policies and mandates established by the Board from time to time, and reports to the Board regarding the management and operations of the Company including the progress or deviations, if any, from the strategic plans set by the Board.

Orientation and Continuing Education

New directors are provided orientations which include meetings with management on business directions, operational issues and financial aspects of the Company.

The Compensation, Nominating and Governance Committee ensures that new directors receive orientation materials describing the Company's business and its corporate governance policies and procedures. New directors will have meetings with the Co-Executive Chairmen of the Board and CEO, and with the CFO, and are expected to visit the Company's principal offices. The Compensation, Nominating and Governance Committee is responsible for confirming that procedures are in place and resources are made available to provide directors with appropriate continuing education opportunities.

Management updates the Board on a regular basis regarding the business and activities of the Company to ensure that the directors have the necessary knowledge to meet their obligations as directors. Directors are encouraged to communicate with management, the auditors and the Company's legal counsel to keep themselves current with the Company's business. Directors are also provided with full access to the Company's records.

Ethical Business Conduct

All Board members and employees are committed to maintaining the highest standards of integrity and ethical business conduct in the management of the Company and their interaction with all key Shareholders. These standards can only be achieved by the Company by adhering to the values and principles of conduct.

The Company expects all Board members and employees to conduct themselves in an ethical and law-abiding manner, in all areas, including but not limited to conflicts of interest and the protection and proper use of corporate assets, information and opportunities.

The Board has adopted a Code of Conduct and Ethics (the "**Code**") which provides guidelines surrounding, among other items, compliance with applicable laws, conflicts of interest, certain opportunities, confidentiality and disclosure, employment practices, and use of company property and resources. The Code is available on the Company's SEDAR profile accessible at www.sedar.com and the Company's website, https://fsdpharma.com/for-investors/.

The Board has delegated responsibility for monitoring compliance with the Code and for investigating and enforcing matters related to the Code to management, who will report breaches of the Code to the Company's general counsel or human resources.

Directors are required by applicable law and the Code to promptly disclose any potential conflict of interest that may arise. If a director has a material interest in an agreement or transaction, applicable law, the Code and principles of sound corporate governance require them to declare the interest in writing or request to have such interest entered in the minutes of meetings of directors and, where required by applicable law, abstain from voting with respect to the agreement or transaction.

Conflicts of Interest

When faced with a conflict, it is required that business judgment of responsible persons, uninfluenced by considerations other than the best interests of the Company, will be exercised in compliance with the guidelines set out in the Code. Pursuant to the OBCA, any officer or director of the Company with a conflict of interest must disclose the nature and extent of such conflict to the Board and recuse themselves from a matter that materially conflicts with that individual's duty as a director or senior officer of the Company.

Protection and Proper Use of Corporate Assets, Information and Opportunities

Confidential information is not to be used for any purposes other than those of the Company. This requirement of confidentiality extends beyond the duty not to discuss private information, whether about the Company and/or its management and also applies to any asset of the Company, including trade secrets, patient, supplier or customer lists, business plans, computer software, company records and other proprietary information. The Code adopted by the Board provides for certain specific guidelines around the duty of confidentiality of employees, officers and directors of the Company.

In the situation of contracts with third parties such as suppliers and service providers, management is to share only that information which is needed to satisfy the conditions of the contract and only to those individuals who need to know.

The duty of confidentiality applies to all Board members and employees even after leaving the Company regardless of the reason for departing.

Compliance with Laws, Rules and Regulations

It is required that the Company is in compliance with all legislation applicable to the Company's business operations, including but not restricted to the laws of the Province of Ontario, all Canadian provincial laws and legislation, and any other similar legislation in jurisdictions where the Company operates.

All Board members and employees have a duty to know, understand and comply with any specific legislation pertaining to the business of the Company and any legislation applicable to their duties and responsibilities.

The Board has adopted the Code, which provides guidelines surrounding, among other items, compliance with applicable laws, conflicts of interest, certain opportunities, confidentiality and disclosure, employment practices, and use of company property and resources.

Compensation, Nominating and Governance Committee

Nomination of Directors

The Compensation, Nominating and Governance Committee is currently comprised of three directors of the Company: Zeeshan Saeed (Chair), Lawrence (Larry) Latowsky and Adnan Bashir. If elected, Mr. Zapolin will replace Mr. Latowsky as a member of the Compensation, Nominating and Governance Committee.

The Compensation, Nominating and Governance Committee is responsible for recommending to the Board a list of candidates for nomination for election to the Board at each annual meeting of Shareholders. In addition, as the need arises, it will identify and recommend to the Board new candidates for Board membership. The Compensation, Nominating and Governance Committee selects potential directors with the desired background and qualifications, taking into account the needs of the Board at the time. In making its recommendations, the Compensation, Nominating and Governance Committee considers whether each candidate is or would be "independent" and "financially literate" within the meaning of applicable law and the NASDAQ Rules and possesses the competencies and skills that: (i) are considered to be necessary for the Board, as a whole, to possess, (ii) are considered to be necessary for each existing director to possess, and (iii) each new nominee will bring to the boardroom. The Compensation, Nominating and Governance Committee also considers whether or not each new nominee can devote sufficient time and resources to his or her duties as a Board member.

The Compensation, Nominating and Governance Committee is also responsible for examining the size of the Board and recommending to the Board a size that facilitates effective decision making, reviewing the overall composition of the Board, taking into consideration factors such as business experience, areas of expertise and competency of each director and evaluating whether the necessary and appropriate committees exist to support the work of the Board.

The various diversity dimensions represented on our Board are reflected in the Diversity Matrix below:

Board Diversity Matrix (As of August 8, 2022)	
Country of Principal Executive Offices:	Canada
Foreign Private Issuer	Yes
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity				
Directors	0	7	0	0
Part II: Demographic Background				
Underrepresented Individual in Home Country Jurisdiction	4			
LGBTQ-I-	0			
Did Not Disclose Demographic Background	0			

Compensation

The Compensation, Nominating and Governance Committee is also responsible for determining the compensation for the directors and the executive officers. The Compensation, Nominating and Governance Committee reviews the adequacy of remuneration for the executive officers by evaluating their performance in light of the Company's goals and objectives, and by comparing with other reporting issuers of similar size in the same industry.

The Compensation, Nominating and Governance Committee also periodically reviews the adequacy and form of directors' compensation and recommends to the Board a compensation model that appropriately compensates directors for the responsibilities and risks involved in being a director and a member of one or more committees, as applicable. The Compensation, Nominating and Governance Committee is also responsible for reviewing the executive compensation disclosure before the Company discloses this information publicly.

The Compensation, Nominating and Governance Committee is also responsible for: (i) ensuring that the mission and strategic direction of the Company is reviewed annually; (ii) ensuring that the Board and each of its committees carry out its functions in accordance with due process; (iii) assessing the effectiveness of the Board as a whole, each committee of the Board, and the contribution of each individual director; (iv) identifying, recruiting, endorsing, appointing, and orienting new directors; (v) reviewing and making compensation related recommendations and determinations regarding senior executives and directors; and (vi) the Company's human resources and compensation policies and processes.

Governance

The Compensation, Nominating and Governance Committee is also responsible for, among other things: (i) assisting the Company and the Board in fulfilling their respective corporate governance responsibilities under applicable securities laws, instruments, rules and mandatory policies and regulatory requirements; (ii) promoting a culture of integrity throughout the Company; and (iii) developing the Company's approach to governance issues and establishing sound corporate governance practices that are in the interests of shareholders and that contribute to effective and efficient decision-making.

Disclosure Committee

The Disclosure Committee is currently comprised of three directors of the Company: Adnan Bashir (Chair), Nitin Kaushal and Zeeshan Saeed. Mr. Latowsky and Adnan Bashir are considered to be "independent" within the meaning of such term under and applicable law and NASDAQ Rules.

The Disclosure Committee is responsible for, among other things, ensuring that the Company complies with its timely continuous disclosure obligations, overseeing and monitoring compliance with the Company's disclosure policies, guidelines and procedures, promoting effective communication and preserving confidentiality of material information.

Assessments

The Board and its individual directors are assessed on an informal basis continually as to their effectiveness and contribution. The Board encourages discussion among members as to evaluation of its effectiveness as a whole, of each individual director and each of its committees. The Board does not consider that formal assessments would be useful at this stage of the Company's development. To assist in its review, the Board may conduct informal surveys of its directors. In addition, the Board works closely with management and, accordingly, are in a position to assess individual director's performance on an ongoing basis.

Director Term Limits and Other Mechanisms of Board Renewal

The Board has not adopted a term limit for directors and, as part of the Board's assessment process, the Board considers the benefit of renewal among directors in the context of the needs of the Board from time to time. In light of the nature of the industry in which the Company operates, the Board does not believe that adopting a term limit for directors is necessary or appropriate at this time.

Policies Regarding the Representation of Women on the Board

The Company does not have a written policy relating to the identification and nomination of women directors. When considering and recommending qualified director nominees, the Compensation, Nominating and Governance Committee evaluates all candidates on their skills and experience in the context of what the Board as a whole requires to be effective, taking the background and diversity, including gender, of all directors and nominees into consideration.

Consideration of the Representation of Women in the Director Identification and Selection Process

The Compensation, Nominating and Governance Committee goes through a rigorous process when considering a director nominee, including an evaluation of the skills and experience of the current directors, determining the gaps in skills and experience that exist and finding potential candidates to fill those gaps and round out the skills and experience of the Board as a whole. Diversity (including the representation of women on the Board and in executive officer positions) is a factor considered in determining the optimal composition of the Board. The final recommendation for nomination or appointment to the Board has been based on the best combination of skills and experience for the position, with due regard for the benefits of diversity on the Board.

Consideration Given to the Representation of Women in Executive Officer Appointments

The Board encourages the consideration of women who have the necessary skills, knowledge, experience and character when considering new potential candidates for executive officer positions.

Issuer's Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

The Board does not have specific targets in respect of appointing women to the Board and in respect of executive officer appointments.

Number of Women on the Board and in Executive Officer Positions

As of the date of this Circular and if all Proposed Nominees are appointed, there will be no women on the Board (0%) or in executive officer positions (0%).

MANAGEMENT CONTRACTS

As of the date of this Circular, no management functions of the Company were to any degree performed by a person or company other than the directors or executive officers (or the companies controlled by them, either directly or indirectly) of the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth herein, Management is not aware of any material interest, direct or indirect, of any informed person of the Company, any proposed director of the Company, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries or affiliates.

OTHER BUSINESS

Management of the Company is not aware of any other business to come before the Meeting other than as set forth in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the Form of Proxy or VIF to vote the Class A Shares or Class B Shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com. Financial information is contained in the Company's audited consolidated annual financial statements and management's discussion and analysis for the years ended December 31, 2022 and 2021. In addition, a Shareholder may obtain copies of the Company's financial statements and management's discussion and analysis, by contacting the Company by mail at 199 Bay St., Suite 4000, Toronto, Ontario, M5L 1A9 or by email at info@fsdpharma.com.

APPROVAL OF THE BOARD OF DIRECTORS

This Circular and the mailing of same to Shareholders have been approved by the Board.

DATED the 19th day of May, 2023.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "*Anthony Durkacz*"
Anthony Durkacz
Interim Chief Executive Officer and Co-Executive Chairman

SCHEDULE "A"

AUDIT COMMITTEE CHARTER

[*See Attached*]

FSD PHARMA INC.

AUDIT COMMITTEE CHARTER

PURPOSE AND AUTHORITY

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of FSD Pharma Inc. (the "Company") assists the Board in fulfilling its responsibility for oversight of: (a) the integrity of the Company's financial statements (b) the qualifications, independence and performance of the Company's independent auditors, (c) the Company's compliance with legal and regulatory requirements, and (d) the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Company's Board.

The Committee shall maintain free and open communication with the independent accountants and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention. In discharging its responsibilities, the Committee, in its sole discretion, has the authority to appoint, compensate and provide oversight of, and retain or obtain the advice of, external auditors, outside counsel or other experts or advisors. The Company shall at all times make adequate provisions for the payment of all fees and other compensation approved by the Committee for such auditors, counsel, experts or advisors. The Committee also has the authority to obtain advice and assistance from internal accounting or other advisers or employees. The Committee shall perform its Committee functions for all FSD Pharma Inc. subsidiaries.

While the Committee has the authority, duties and responsibilities set forth in this Charter, the Committee's function is one of oversight. The Company's management is responsible for preparing the Company's financial statements and for developing and maintaining systems of internal accounting and financial controls, while the independent accountants will assist the Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls.

The Committee expects the independent accountants to call to the Committee's attention any accounting, auditing, internal accounting control, regulatory or other related matters that the independent accountants believe warrant consideration or action. The Committee recognizes that the Company's management and the internal and outside accountants have more knowledge and information about the Company than do Committee members. Further, the Company' s management is responsible for business risk management processes including the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements, business risk management processes, or internal controls or any professional certification as to the independent accountants' work.

COMPOSITION AND MEETINGS

The Committee shall be composed of three or more directors as determined by the Board, each of whom shall satisfy, as determined by the Board: (i) the independence requirements of National Instrument 52-110 - Audit Committees, and (ii) meet the other applicable requirements of any stock exchange on which the Company's securities are listed from time to time, and (iii) the Company's Policy Regarding Nominations of Directors. At least one member of the Committee shall: (a) qualify as an "audit committee financial expert" within the meaning of the rules of the U.S. Securities Exchange Commission ("SEC"), and (b) meet the experience requirements within applicable securities and stock exchange rules. Committee members shall not simultaneously serve on the audit committees of more than two additional audit committees of other public companies, unless the Board determines that service by any member of the Committee on more than two additional audit committees of other public companies (other than controlled companies of FSD Pharma Inc.) would not impair the ability of such member to effectively serve on the Company`s Audit Committee. Directors' fees (including fees for attendance at meetings of committees of the Board) are the only compensation that a Committee member may receive from the Company.

The Board shall appoint the Chair and the other members of the Committee annually and as vacancies or newly created positions occur, considering the recommendation of the Nominating and Corporate Governance Committee, and the Board may remove members of the Committee at any time. The members of the Committee shall serve until their successors are appointed and qualified to serve on the Committee. The Chair shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. The Committee may invite to its meetings any member of Company management and such other persons as it deems appropriate to carry out its responsibilities.

The Committee shall meet at least quarterly each calendar year (or more frequently if circumstances require) and hold such other meetings from time to time as may be called by its Chair, or requested by the Chief Executive Officer ("CEO") of the Company or any two members of the Committee. Meetings may be held in person, by video conference or by telephone. Committee actions may be taken by unanimous written consent of the members. A majority of the members of the Committee shall constitute a quorum of the Committee. The vote of a majority of the members of the full Committee shall be the act of the Committee.

Except as expressly provided in this Charter or the By-Laws of the company or as required by law, regulations or stock exchange listing standards, the Committee shall fix its own rules of procedures.

DUTIES AND RESPONSIBILITIES

In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee shall be responsible for the following matters:

1. The Committee is directly responsible for the appointment, pre-approval of compensation, retention and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committee.
2. The Committee shall have the sole authority to appoint or replace the independent accountants who audit the financial statements of the Company. The Committee shall have the ultimate authority and responsibility to evaluate the performance of the independent accountants and, where appropriate, replace the independent accountants. In the process, the Committee will discuss and consider the accountants' written affirmation that the accountants are in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountants full access to the Committee (and the Board) to report on any and all appropriate matters.
3. The Committee shall ensure that the independent accountants submit on at least a quarterly basis to the Committee a statement delineating all relationships between the independent accountants (or any of their affiliates) and the Company and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the accountants' objectivity and independence; and, if deemed appropriate by the Committee, recommend that the Board take appropriate action to ensure the independence of the accountants.
4. The Committee shall review with the independent accountants the independent accountants' responsibilities under generally accepted auditing standards, the proposed scope and timing of the annual audit (including planning, staffing, budget, locations and reliance upon management), past audit experience and other matters bearing upon the scope of the audit.
5. The Committee shall pre-approve all audit and audit-related engagement fees and terms and other significant compensation to be paid to the independent accountants as well as pre-approve all non-audit engagements with the independent accountants. The Committee shall consult with management but shall not delegate these responsibilities.
6. The Committee shall review and discuss with management and the independent accountants the Company's annual audited financial statements, including: (a) the related "Management's Discussion and Analysis of Financial Condition and Results of Operations," (b) matters regarding accounting and auditing principles as well as internal controls that could have a significant effect on the Company's financial statements, and (c) any other matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, as modified or supplemented, relating to the conduct of the audit, prior to the filing of the Company's annual audited financial statements. The Committee shall also recommend to the Board that the Company's annual financial statements, together with the report of their independent accountants as to their examination, be approved.
7. The Committee shall review and discuss with management and the independent accountants the Company's quarterly financial statements, including the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters required to be discussed pursuant to PCAOB Auditing Standard No.16 and AU Section 722, as modified or supplemented, prior to the filing of the Company's interim financial statements, including the results of the independent accountants' reviews of the quarterly financial statements to the extent applicable.
8. The Committee shall review and discuss with the independent accountants any other matters required to be discussed by PCAOB Auditing Standard No. 16, as modified or supplemented.
9. The Committee shall review and discuss with management and the independent accountants, as applicable:
   a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company' s selection or application of accounting principles, and reports from management and the independent accountants as to the Company's internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies;
   b) analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
   c) any management letter provided by the independent accountants and management' s response to that letter;
   d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, derivatives and liquidity exposures, on the financial statements of the Company;

e) the critical accounting policies and practices of the Company;

f) earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information);

g) financial information and earnings guidance, if any, that are given to analysts and rating agencies, provided that such review and discussion may address the general types of information disclosed and types of presentations made and need not take place in advance of each instance in which the Company may provide such information or earnings guidance; and

h) suggestions or recommendations of the independent accountants or the internal auditors regarding any of the foregoing items.

10. The committee shall review and discuss with the independent accountants any audit problems, difficulties or differences encountered and management's responses thereto, such as:

a) any restrictions on the scope of the independent accountants' activities or on access to requested information;

b) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise);

c) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement;

d) any management or internal control letter issued, or proposed to be issued, by the independent accountants; and

e) any significant disagreements between management and the independent accountants.

11. The Committee shall, in conjunction with the CEO and Chief Financial Officer ("CFO") of the Company, review the Company's disclosure controls and procedures and internal controls over financial reporting. The review of internal controls over financial reporting shall include whether there are any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to affect the Company's ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal controls over financial reporting.

12. The Committee shall evaluate the qualifications, performance and independence of the independent accountants, including a review and evaluation of the lead partner of the independent accountant and taking into account the opinions of management and the Company's internal auditors, and shall present its conclusions with respect to the independence of the independent accountants to the full Board on at least an annual basis. The Committee shall obtain and review a report from the independent accountants at least annually regarding: (a) the independent accountants' internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, peer review of the independent accountants or PCAOB review or inspection of the firm, or by any other inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company consistent with applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

13. The committee shall ensure that the lead audit partner of the independent accountants and the concurring audit partner responsible for reviewing the audit are rotated at least every five years, and further consider rotation of the independent accountant firm itself.

14. The Committee shall recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants who were engaged on the Company's account.

15. The Committee shall obtain and review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations as required under National Instrument 52-109 - Certification of Disclosure in Issuers Annual and Interim Filings, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

16. The Committee shall review the independent accountants' assessment of the Company's internal controls.

17. The Committee shall maintain and review annually procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. The Committee shall meet on a regular basis with members of management to review business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on a Companywide basis.

19. The Committee shall coordinate its oversight of business risk management processes with other committees of the Board having primary oversight responsibility for specific risks and annually review for the Board which committees maintain such oversight responsibilities and the overall effectiveness of business risk management processes. The Committee shall oversee an annual audit of the political contributions of the Company.

20. The Committee shall review policies and procedures related to officers' expense accounts and perquisites, including use of corporate assets.

21. The Committee shall review legal and regulatory matters that may have a material effect on financial statements, related Company compliance policies, and reports to regulators.

22. The Committee shall regularly report to the Board. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company' s compliance with legal or regulatory requirements, the independence and performance of the Company's independent accountants, the Company's internal controls over financial reporting, and any other matters that the Committee deems appropriate or is requested to include by the Board, including reporting all important matters relating to managing significant business risks.

23. The Committee shall prepare a report for inclusion in the Company's annual proxy and information statements as required by securities laws and stock exchange regulations and submit it to the Board for approval.

24. The Committee shall annually conduct a self-assessment of its activities under the terms of its charter and report any conclusions and/or recommendations to the Board.

25. The Committee shall annually review and assess the adequacy of this Charter and submit any recommended changes to the Board for approval.

Dated: November 8, 2019

SCHEDULE "B"

EQUITY INCENTIVE PLAN

[*See Attached*]

FSD PHARMA INC.

EQUITY INCENTIVE PLAN

ADOPTED MAY 16, 2022

PART I – GENERAL PROVISIONS

1. PREAMBLE AND DEFINITIONS

1.1 **Title and Parts.**

The Plan described in this document shall be called the "FSD Pharma Inc. Equity Incentive Plan".

The Plan is divided into three Parts. This Part I contains provisions of general application to all Grants; Part II applies specifically to Options; and, Part III applies specifically to Share Units.

1.2 **Eligibility.**

Only Eligible Persons shall be eligible to receive Grants under this Plan.

1.3 **Purpose of the Plan.**

The purposes of the Plan are:

(a) to promote a further alignment of interests between officers, employees and other eligible service providers and the shareholders of the Corporation;

(b) to associate a portion of the compensation payable to officers, employees and other eligible service providers with the returns achieved by shareholders of the Corporation; and

(c) to attract and retain officers, employees and other eligible service providers with the knowledge, experience and expertise required by the Corporation.

1.4 **Definitions.**

1.4.1 "**affiliate**" means "affiliated corporations" and a corporation shall be deemed to be an affiliate of another corporation if one of them is the Subsidiary of the other or if both are Subsidiaries of the same corporation or if each of them is controlled by the same Person and also includes those issuers that are similarly related, whether or not any of the issuers are corporations, partnerships, limited partnerships, trusts, income trusts or investment trusts or any other organized entity issuing securities.

1.4.2 "**Applicable Law**" means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.

1.4.3 "**associate**", where used to indicate a relationship with a Person, means:

(a) any corporation of which such Person beneficially owns,

directly or indirectly, voting securities carrying more than 10 per cent of the voting rights attached to all voting securities of the corporation for the time being outstanding;

(b) any partner of that Person;

(c) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity;

(d) any relative of that Person who resides in the same home as that Person;

(e) any Person who resides in the same home as that person and to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage; or

(f) any relative of a Person mentioned in clause (e) who has the same home as that Person.

1.4.4 "**Beneficiary**" means, subject to Applicable Law, an individual who has been designated by a Participant, in such form and manner as the Board may determine, to receive benefits payable under the Plan upon the death of the Participant, or, where no such designation is validly in effect at the time of death, the Participant's legal representative.

1.4.5 "**Blackout Period**" means a period of time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation, including any holder of a Grant.

1.4.6 "**Board**" means the Board of Directors of the Corporation.

1.4.7 "**Cause**" means:

(a) subject to (b) or (c), as applicable, below, "just cause" or "cause" for Termination by the Corporation or a Subsidiary of the Corporation as determined under Applicable Law;

(b) where a Participant has a written employment agreement with the Corporation or a Subsidiary of the Corporation, "**Cause**" as defined in such employment agreement, if applicable; or

(c) where a Participant provides services as an independent contractor pursuant to a contract for services with the Corporation or a Subsidiary of the Corporation, any material breach of such contract.

1.4.8 "**Change in Control**" means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a) any transaction (other than a transaction described in clause (b) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing fifty percent (50.0%) or more of the aggregate voting power of all of the Corporation's then issued and outstanding securities entitled to vote in the election of Directors, other than any such acquisition that occurs upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation's Security Based Compensation Arrangements;

(b) there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50.0%) of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than fifty percent (50.0%) of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c) (A) the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation's assets to a person other than a person that was an affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition or (B) a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50.0%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(d) the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances

where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement);

(e) individuals who, on the Effective Date, are members of the Board (the "**Incumbent Board**") cease for any reason, other than pursuant to the Corporation's investor rights agreements, to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(f) any other matter determined by the Board to be a Change in Control.

1.4.9 "**Code**" means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder.

1.4.10 "**Control**" means:

(a) when applied to the relationship between a Person and another Person, the beneficial ownership by that first Person, directly or indirectly, of voting securities or other interests in such second Person entitling the holder to exercise control and direction in fact over the activities of such second Person, including by way of electing a majority of the members of the board of the second Person; and

(b) notwithstanding the foregoing, when applied to the relationship between a Person and a partnership, limited partnership or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership or joint venture; and

the words "**Controlled by**", "**Controlling**" and similar words have corresponding meanings; provided that a Person who Controls a second Person will be deemed to Control a third Person which is Controlled by such second Person and so on.

1.4.11 "**Corporation**" means FSD Pharma Inc., and includes any successor corporation thereof.

1.4.12 "**Director**" means a director of the Corporation from time to time.

1.4.13 "**Disability**" means:

(a) subject to (b) below, a Participant's physical or mental

incapacity that prevents him/her from substantially fulfilling his or her duties and responsibilities on behalf of the Corporation or, if applicable, a Subsidiary of the Corporation as determined by the Board and, in the case of a Participant who is an employee of the Corporation or a Subsidiary of the Corporation, in respect of which the Participant commences receiving, or is eligible to receive, disability benefits under the Corporation's or Subsidiary's long-term disability plan; or

(b) where a Participant has a written employment agreement with the Corporation or a Subsidiary of the Corporation, "**Disability**" as defined in such employment agreement, if applicable.

1.4.14 "**Disability Date**" means, the date of a Participant's Termination as a result of a Disability.

1.4.15 "**Effective Date**" has the meaning set out in Section 7.1.

1.4.16 "**Eligible Person**" means an individual Employed by the Corporation or any Subsidiary of the Corporation, a Director, and a Service Provider, who, by the nature of his or her position or job is, in the opinion of the Board, in a position to contribute to the success of the Corporation.

1.4.17 "**Employed**" means, with respect to a Participant, that:

(a) the Participant is rendering services to the Corporation or a Subsidiary of the Corporation (excluding services exclusively as a Director or Service Provider) (referred to in Section 1.4.40 as "active Employment"); or

(b) the Participant is not actively rendering services to the Corporation or a Subsidiary of the Corporation due to vacation, temporary illness, maternity or parental leave or leave on account of Disability or other authorized leave of absence (provided, in the case of a US Taxpayer, that the Participant has not incurred a "Separation from Service", within the meaning of Section 409A of the Code).

and "**Employment**' has the corresponding meaning.

1.4.18 "**Exercise Price**" means, with respect to an Option, the price payable by a Participant to purchase one Share on exercise of such Option, which shall not be less than one hundred percent (100%) of the Market Price on the Grant Date of the Option covering such Share, subject to adjustment pursuant to Section 5.

1.4.19 "**Grant**" means a grant or right granted under the Plan consisting of one or more Options, RSUs or PSUs, or such other award as may be permitted hereunder.

1.4.20 "**Grant Agreement**" means an agreement between the Corporation and a Participant evidencing a Grant and setting out the terms under which such Grant is made, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan.

1.4.21 "**Grant Date**" means the effective date of a Grant.

1.4.22 "**Insider**" means:

(a) a Director or officer of the Corporation;

(b) a director or officer of a Person that is itself an insider or subsidiary of the Corporation;

(c) a Person that has,

(i) beneficial ownership of, or control or direction over, directly or indirectly, securities of the Corporation carrying more than 10 per cent of the voting rights attached to all the Corporation's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the Person as underwriter in the course of a distribution; or

(ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10 per cent of the voting rights attached to all the Corporation's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the Person as underwriter in the course of a distribution;

(d) the Corporation in the event that it has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security;

(e) a Person designated as an insider under the *Securities Act* (Ontario); and

(f) an associate or affiliate of any of the foregoing.

1.4.23 "**Market Price**" means:

(a) if the Shares are listed on only one Stock Exchange, the volume weighted average trading price per Share on such Stock Exchange during the five (5) immediately preceding Trading Days;

(b) if the Shares are listed on more than one Stock Exchange, the Market Price as determined in accordance with paragraph (a) above for the primary Stock Exchange on which the greatest volume of trading of the Shares occurred during the five (5)

immediately preceding Trading Days; and

(c) if the Shares are not listed for trading on a Stock Exchange, a price which is determined by the Board in good faith to be the fair market value of the Shares.

1.4.24 "**Option**" means an option to purchase a Share granted by the Board to an Eligible Person in accordance with Section 3 and Section 8.1.

1.4.25 "**Participant**" means an Eligible Person to whom a Grant is made and which Grant or a portion thereof remains outstanding.

1.4.26 "**Performance Conditions**" means such financial, personal, operational or transaction-based performance criteria as may be determined by the Board in respect of a Grant to any Participant or Participants and set out in a Grant Agreement. Performance Conditions may apply to the Corporation, a Subsidiary of the Corporation, the Corporation and its Subsidiaries as a whole, a business unit of the Corporation or group comprised of the Corporation and some Subsidiaries of the Corporation or a group of Subsidiaries of the Corporation, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target or milestone, to previous years' results or to a designated comparator group, or otherwise, and may incorporate multipliers or adjustments based on the achievement of any such performance criteria.

1.4.27 "**Performance Period**" means, with respect to PSUs, a period specified by the Board for achievement of any applicable Performance Conditions as a condition to Vesting.

1.4.28 "**Performance Share Unit**" or "**PSU**" means a right granted to an Eligible Person in accordance with Section 3.1(c) and (d) and Section 11.1 to receive a Share or the Market Price, as determined by the Board, that generally becomes Vested, if at all, subject to the attainment of certain Performance Conditions and satisfaction of such other conditions to Vesting, if any, as may be determined by the Board.

1.4.29 "**Person**" means an individual, corporation, company, cooperative, sole proprietorship, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, unincorporated association, organization or syndicate, entity with juridical personality or governmental authority or body, or other entity, whether or not having legal status, however designated or constituted, and pronouns which refer to a Person shall have a similarly extended meaning.

1.4.30 "**Plan**" means this FSD Pharma Inc. Equity Incentive Plan, including any schedules or appendices hereto, as may be amended from time to time.

1.4.31 "**Restricted Share Unit**" or "**RSU**" means a right granted to an Eligible Person in accordance with Section 3.1(c) and (d) and Section 11.1 to receive a Share or a cash amount equal to the Market Price of a Share, as determined by the Board, that generally becomes Vested, if at all, following a period of continuous Employment or service of the Participant.

1.4.32 "**Restrictive Covenant**" means any obligation of a Participant to the Corporation or a Subsidiary of the Corporation to (A) maintain the confidentiality of information relating to the Corporation or the Subsidiary of the Corporation and/or its business, (B) not engage in employment or business activities that compete with the business of the Corporation or the Subsidiary of the Corporation, (C) not solicit employees or other service providers, customers and/or suppliers of the Corporation or the Subsidiary of the Corporation, whether during or after employment with the Corporation or Subsidiary of the Corporation, and whether such obligation is set out in a Grant Agreement issued under the Plan or other agreement between the Participant and the Corporation or Subsidiary of the Corporation, including, without limitation, an employment agreement, or otherwise.

1.4.33 "**Security Based Compensation Arrangement**" means an option, option plan, security based appreciation right, employee unit purchase plan, restricted, performance of deferred unit plan, long-term incentive plan or any other compensation or incentive mechanism, in each case, involving the issuance or potential issuance of Shares to one or more directors or officers of the Corporation or a Subsidiary of the Corporation, current or past full-time or part-time employees of the Corporation or a Subsidiary of the Corporation, Insiders or Service Providers of the Corporation or any Subsidiary of the Corporation including a Share purchased from treasury by one or more officers, directors or officers of the Corporation or any Subsidiary of the Corporation, current or past full-time or part-time employees of the Corporation or a Subsidiary of the Corporation, Insiders or Service Providers of the Corporation or a Subsidiary of the Corporation which is financially assisted by the Corporation or a Subsidiary of the Corporation by way of a loan, guarantee or otherwise, but a Security Based Compensation Arrangement does not include an arrangement that does not involve the issuance from treasury or potential issuance from treasury of Shares or other equity securities of the Corporation.

1.4.34 "**Service Provider**" means a Person, other than an employee, officer or director of the Corporation or a Subsidiary of the Corporation, that:

(a) is engaged to provide, on a *bona fide* basis, for an initial, renewable or extended period of twelve (12) months or more, services to the Corporation or a Subsidiary of the Corporation, other than services provided in relation to a distribution of securities;

(b) provides the services under a written contract between the Corporation or a Subsidiary of the Corporation and the

Person;

(c) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary of the Corporation;

and includes

(d) for an individual Service Provider, a corporation of which the individual Service Provider is an employee or shareholder, and a partnership of which the individual Service Provider is an employee or partner; and

(e) for a Service Provider that is not an individual, an employee, executive officer, or director of the Service Provider, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary of the Corporation.

1.4.35 "**Share**" means a subordinated voting share of the Corporation or, in the event of an adjustment contemplated by Section 5.1, such other security to which a Participant may be entitled upon the exercise or settlement of a Grant as a result of such adjustment.

1.4.36 "**Share Unit**" means either an RSU or a PSU, as the context requires.

1.4.37 "**Stock Exchange**" means the Toronto Stock Exchange and such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

1.4.38 "**Stock Exchange Rules**" means the applicable rules of any Stock Exchange upon which Shares of the Corporation are listed.

1.4.39 "**Subsidiary**" means, in respect of a Person, another Person that is Controlled directly or indirectly by such Person and includes a Subsidiary of that Subsidiary.

1.4.40 "**Termination**" means:

(a) in the case of an employee of the Corporation or a Subsidiary of the Corporation (i) the termination of the Participant's Employment with the Corporation or a Subsidiary of the Corporation (other than in connection with the Participant's transfer to Employment with the Corporation or another Subsidiary), which shall occur on the date on which the Participant ceases to be employed by the Corporation or Subsidiary, as applicable, whether such termination is lawful or otherwise, (including, without limitation, by reason of resignation, death, frustration of contract, termination for

cause, termination without cause, or constructive dismissal), without giving effect to any pay in lieu of notice (paid by way of lump sum or salary continuance), severance pay, benefits continuance or other termination-related payments or benefits to which the Participant may be entitled pursuant to the common law or otherwise (except as may be expressly required to satisfy the minimum requirements of applicable employment or labour standards legislation), but, for greater certainty, a Participant's absence from active work during a period of vacation, temporary illness, maternity or parental leave, leave on account of Disability or any other authorized leave of absence shall not be considered to be a "Termination", and (ii) in the case of a Participant who does not return to active Employment with the Corporation or a Subsidiary of the Corporation immediately following a period of absence due to vacation, temporary illness, maternity or parental leave, leave on account of Disability or other authorized leave of absence, such cessation shall be deemed to occur on the last day of such period of absence as approved by the Corporation or a Subsidiary of the Corporation;

(b) in the case of a Director, the date on which the Director ceases to hold office; or

(c) in the case of a Service Provider, the date that is designated by the Corporation or a Subsidiary of the Corporation, as the case may be, in a written notice of termination as the date by which the Participant's consulting agreement or arrangement is terminated for any reason;

provided, in each case, that, in the case of a US Taxpayer, the Termination constitutes a "Separation from Service", within the meaning of Section 409A of the Code, and "**Terminated**" and "**Terminates**" shall be construed accordingly.

1.4.41 "**Time Vesting**" means any conditions relating to the passage of time or continued service with the Corporation or Subsidiary of the Corporation for a period of time in respect of a Grant, as may be determined by the Board.

1.4.42 "**Trading Day**" means a day on which the Stock Exchange is open for trading and on which the Shares actually traded.

1.4.43 "**US Securities Act**" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.4.44 **"US Taxpayer"** means an individual who is subject to tax under the Code in respect of any Grants, amounts payable or Shares deliverable under this Plan.

1.4.45 "**Vested**" means, with respect to any Option, Share Unit or other award included in a Grant, that the applicable conditions with respect to Time Vesting, achievement of Performance Conditions and/or any other conditions established by the Board have been satisfied or, to the extent permitted under the Plan, waived, whether or not the Participant's rights with respect to such Grant may be conditioned upon prior or subsequent compliance with any Restrictive Covenants (and any applicable derivative term shall be construed accordingly).

1.4.46 "**Vesting Date**" means the date on which the applicable Time Vesting, Performance Conditions and/or any other conditions for an Option, Share Unit, or other award included in a Grant becoming Vested are met, deemed to have been met or waived as contemplated in Section 3.1.

2. CONSTRUCTION AND INTERPRETATION

2.1 Gender, Singular, Plural.

In the Plan, references to one gender include all genders; and references to the singular shall include the plural and vice versa, as the context shall require.

2.2 Severability.

If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.3 Headings and Sections.

Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

3. ADMINISTRATION

3.1 Administration by the Board.

The Plan shall be administered by the Board in accordance with its terms and subject to Applicable Law. Subject to and consistent with the terms of the Plan, in addition to any authority of the Board specified under any other terms of the Plan, the Board shall have full and complete discretionary authority to:

(a) interpret the Plan and Grant Agreements;

(b) prescribe, amend and rescind such rules and regulations and make all determinations necessary or desirable for the administration and interpretation of the Plan and instruments of grant evidencing Grants;

(c) determine those Eligible Persons who may receive Grants as

Participants, grant one or more Grants to such Participants and approve or authorize the applicable form and terms of the related Grant Agreement;

(d) determine the terms and conditions of Grants granted to any Participant, including, without limitation, as applicable (i) Grant Value and the number of Shares subject to a Grant, (ii) the Exercise Price for Shares subject to a Grant, (iii) the conditions to the Vesting of a Grant or any portion thereof, including, as applicable, the period for achievement of any applicable Performance Conditions as a condition to Vesting, and conditions pertaining to compliance with Restrictive Covenants, and the conditions, if any, upon which Vesting of any Grant or any portion thereof will be waived or accelerated without any further action by the Board, (iv) the circumstances upon which a Grant or any portion thereof shall be forfeited, cancelled or expire, including in connection with the breach by a Participant of any Restrictive Covenant, (v) the consequences of a Termination with respect to a Grant, (vi) the manner of exercise or settlement of the Vested portion of a Grant, (vii) whether, and the terms upon which, a Grant may be settled in cash, newly issued Shares or a combination thereof, and (viii) whether, and the terms upon which, any Shares delivered upon exercise or settlement of a Grant must be held by a Participant for any specified period of time;

(e) determine whether, and the extent to which, any Performance Conditions or other conditions applicable to the Vesting of a Grant have been satisfied or shall be waived or modified;

(f) make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence or disability of any Participant. Without limiting the generality of the foregoing, the Board shall be entitled to determine:

(i) whether or not any such leave of absence shall constitute a Termination within the meaning of the Plan;

(ii) the impact, if any, of any such leave of absence on Grants issued under the Plan made to any Participant who takes such leave of absence (including, without limitation, whether or not such leave of absence shall cause any Grants to expire and the impact upon the time or times such Grants shall be exercisable);

(g) amend the terms of any Grant Agreement or other documents evidencing Grants; and

(h) determine whether, and the extent to which, adjustments shall be made pursuant to Section 5 and the terms of such adjustments.

3.2 All determinations, interpretations, rules, regulations, or other acts of the Board respecting the Plan or any Grant shall be made in its sole discretion and shall be conclusively binding upon all persons.

3.3 Subject to Section 6.5, the Board may, from time to time, amend the Plan for the purpose of establishing one or more sub-plans for the benefit of Eligible Persons who are subject to the laws of a jurisdiction other than Canada in connection with their participation in the Plan.

The Board may also prescribe terms for Grant Agreements in respect of Eligible Persons who are subject to the laws of a jurisdiction other than Canada in connection with their participation in the Plan that are different than the terms of the Grant Agreements for Eligible Persons who are subject to the laws of Canada in connection with their participation in the Plan, and/or deviate from the terms of the Plan set out herein, for purposes of compliance with Applicable Law in such other jurisdiction or where, in the Board's opinion, such terms or deviations are necessary or desirable to obtain more advantageous treatment for the Corporation, a Subsidiary of the Corporation or the Eligible Person in respect of the Plan under the Applicable Law of the other jurisdiction.

Notwithstanding the foregoing, the terms of any Grant Agreement authorized pursuant to this Section 3.3 shall be consistent with the Plan to the extent practicable having regard to the Applicable Law of the jurisdiction in which such Grant Agreement is applicable and in no event shall contravene the Applicable Law of Canada.

3.4 The Board may, in its discretion, subject to Applicable Law, delegate its powers, rights and duties under the Plan, in whole or in part, to a committee of the Board, a person or persons, as it may determine, from time to time, on terms and conditions as it may determine, except that the Board shall not, and shall not be permitted to delegate any such powers, rights or duties (i) with respect to the grant, amendment, administration or settlement of any Grant to the extent delegation is not consistent with Applicable Law and any such purported delegation or action shall not be given effect, and (ii) provided that the composition of the committee of the Board, person or persons, as the case may be, shall comply with Applicable Law. In addition, provided it complies with the foregoing, the Board may appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it.

4. SHARE RESERVE

4.1 Subject to Section 4.4 and any adjustment pursuant to Section 5.1, the aggregate number of Shares that may be issued pursuant to Grants made under the Plan together with all other Security Based Compensation Arrangements of the Corporation shall be equal to ten percent (10.0%) of the outstanding Shares from time to time.

4.2 The aggregate number of Shares reserved for issuance to any one Participant under the Plan, together with all other Security Based Compensation

Arrangements of the Corporation, must not exceed five percent (5.0%) of the aggregate issued and outstanding Shares.

4.3 The maximum number of Shares of the Corporation

(a) issued to Insiders within any one year period, and

(b) issuable to Insiders, at any time,

under the Plan, or when combined with all of the Corporation's other Security Based Compensation Arrangements, shall not exceed ten percent (10.0%) of the number of the aggregate issued and outstanding Shares.

4.4 For purposes of computing the total number of Shares available for grant under the Plan or any other Security Based Compensation Arrangement of the Corporation, Shares subject to any Grant (or any portion thereof) that are forfeited, surrendered, cancelled or otherwise terminated prior to the issuance of such Shares shall again be available for grant under the Plan.

4.5 The maximum number of Shares of the Corporation which may be issued within any 12-month period to an individual Employed by the Corporation or any Subsidiary of the Corporation or a Service Provider engaged in investor relations activities must not exceed 1% of the issued and outstanding Shares.

5. ALTERATION OF CAPITAL AND CHANGE IN CONTROL

5.1 Notwithstanding any other provision of the Plan, and subject to Applicable Law, in the event of any change in the Shares by reason of any dividend (other than dividends in the ordinary course), split, recapitalization, reclassification, amalgamation, arrangement, merger, consolidation, combination or exchange of Shares or distribution of rights to holders of Shares or any other relevant changes to the authorized or issued capital of the Corporation, if the Board shall determine that an equitable adjustment should be made, such adjustment shall, subject to Applicable Law, be made by the Board to (i) the number of Shares subject to the Plan; (ii) the securities into which the Shares are changed or are convertible or exchangeable; (iii) any Options then outstanding; (iv) the Exercise Price in respect of such Options; and/or (v) with respect to the number of Share Units outstanding under the Plan, and any such adjustment shall be conclusive and binding for all purposes of the Plan.

5.2 No adjustment provided for pursuant to Section 5.1 shall require the Corporation to issue fractional Shares or consideration in lieu thereof in satisfaction of its obligations under the Plan. Any fractional interest in a Share that would, except for the provisions of this Section 5.2, be deliverable upon the exercise of any Grant shall be cancelled and not deliverable by the Corporation.

5.3 In the event of a Change in Control prior to the Vesting of a Grant, and subject to the terms of a Participant's written employment agreement or contract for services with the Corporation or a Subsidiary of the Corporation and the applicable Grant Agreement, the Board shall have full authority to determine in its sole discretion the effect, if any, of a Change in Control on the Vesting, exercisability, settlement,

payment or lapse of restrictions applicable to a Grant, which effect may be specified in the applicable Grant Agreement or determined at a subsequent time. Subject to Applicable Law, rules and regulations, the Board shall, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation: (i) provide for the acceleration of any Vesting or exercisability of a Grant; (ii) provide for the deemed attainment of Performance Conditions relating to a Grant; (iii) provide for the assumption, substitution, replacement or continuation of any Grant by a successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof); (iv) provide that that a Grant shall terminate or expire unless exercised or settled in full on or before a date fixed by the Board; or (v) terminate or cancel any outstanding Grant in exchange for a cash payment (provided that, if as of the date of the Change in Control, the Board determines that no amount would have been realized upon the exercise or settlement of the Grant, then the Grant may be cancelled by the Corporation without payment of consideration).

6. MISCELLANEOUS

6.1 <u>Compliance with Laws and Policies.</u>

The Corporation's obligation to make any payments or deliver (or cause to be delivered) any Shares hereunder is subject to compliance with Applicable Law. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan and furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

If the offer and sale of Shares are required to be, but have not been, registered under the US Securities Act or registered or qualified under any other Applicable Law, the Corporation may require, as a condition to the making of any Grant, the exercise of any Option or the issuance of any Shares, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of the US Securities Act or such other Applicable Law. The Corporation may require that certificates evidencing (and notifications of book-entry registration of) Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Corporation may hold the certificates pending lapse of the applicable restrictions.

6.2 <u>Withholdings.</u>

So as to ensure that the Corporation or a Subsidiary of the Corporation, as applicable, will be able to comply with the applicable obligations under any federal, provincial, state or local law relating to the withholding of tax or other required deductions, the Corporation or the Subsidiary of the Corporation shall withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary to permit the Corporation or the Subsidiary of the Corporation, as applicable, to so comply. The Corporation

and any Subsidiary of the Corporation may also satisfy any liability for any such withholding obligations, on such terms and conditions as the Corporation may determine in its sole discretion, by (a) selling on such Participant's behalf, or requiring such Participant to sell, any Shares, and retaining any amount payable which would otherwise be provided or paid to such Participant in connection with any such sale, or (b) requiring, as a condition to the delivery of Shares hereunder, that such Participant make such arrangements as the Corporation may require so that the Corporation and its Subsidiaries can satisfy such withholding obligations, including requiring such Participant to remit an amount to the Corporation or a Subsidiary of the Corporation in advance, or reimburse the Corporation or any Subsidiary of the Corporation for, any such withholding obligations.

6.3 **No Right to Continued Employment.**

Nothing in the Plan or in any Grant Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ or service of the Corporation or any Subsidiary of the Corporation, to be entitled to any remuneration or benefits not set forth in the Plan or a Grant Agreement or to interfere with or limit in any way the right of the Corporation or any Subsidiary of the Corporation to terminate Participant's employment or service arrangement with the Corporation or any Subsidiary of the Corporation.

6.4 **No Additional Rights.**

Neither the designation of an individual as a Participant nor the Grant of any Options, Share Units, or other award to any Participant entitles any person to the Grant, or any additional Grant, as the case may be, of any Options, Share Units, or other award under the Plan. For greater certainty, the Board's decision to approve a Grant in any period shall not require the Board to approve a Grant to any Participant in any other period; nor shall the Board's decision with respect to the size or terms and conditions of a Grant in any period require it to approve a Grant of the same or similar size or with the same or similar terms and conditions to any Participant in any other period. The Board shall not be precluded from approving a Grant to any Participant solely because such Participant may have previously received a Grant under this Plan or any other similar compensation arrangement of the Corporation or a Subsidiary. No Eligible Person has any claim or right to receive a Grant except as may be provided in a written employment or services agreement between an Eligible Person and the Corporation or a Subsidiary of the Corporation.

6.5 **Amendment, Termination.**

The Plan and any Grant made pursuant to the Plan may be amended, modified or terminated by the Board without approval of shareholders, provided that no amendment to the Plan or Grants made pursuant to the Plan may be made without the consent of a Participant if it adversely alters or impairs the rights of the Participant in respect of any Grant previously granted to such Participant under the Plan, except that Participant consent shall not be required where the amendment is required for purposes of compliance with Applicable Law. For greater certainty, the Plan may not be amended without shareholder approval in accordance with the requirements of the Stock Exchange to do any of the following:

(a) increase in the maximum number of Shares issuable pursuant to the Plan and as set out in Section 4.1;

(b) reduce the Exercise Price of an outstanding Option, except as set forth in Section 5;

(c) extend the maximum term of any Grant made under the Plan, except pursuant to Sections 8.6 and 13.3;

(d) amend the assignment provisions contained in Section 6.11;

(e) increase the number of Shares that may be issued or issuable to Insiders above the restriction or deleting the restriction on the number of Shares that may be issued or issuable to Insiders contained in Section 4.3;

(f) include other types of equity compensation involving the issuance of Shares under the Plan; or

(g) amend this Section 6.5 to amend or delete any of (a) through (k) or grant additional powers to the Board to amend the Plan or entitlements without shareholder approval.

For greater certainty and without limiting the foregoing, shareholder approval shall not be required for the following amendments and the Board may make the following changes without shareholder approval, subject to any regulatory approvals including, where required, the approval of any Stock Exchange:

(h) amendments of a "housekeeping" nature;

(i) a change to the Vesting provisions of any Grants;

(j) a change to the termination provisions of any Grant that does not entail an extension beyond the original term of the Grant; or

(k) amendments to the provisions relating to a Change in Control.

6.6 **Currency.**

All references in the Plan to currency refer to lawful Canadian, U.S. or other currency as determined from time to time by the Board in its sole discretion, failing which the reference shall be deemed to be to Canadian currency except where the context otherwise requires. To the extent that any amounts referenced in this Plan are denominated in a currency other than Canadian dollars or U.S. dollars, and are determined by the Board in its sole discretion to be converted to Canadian dollars, U.S. dollars or other currency, such amounts shall be converted at the

applicable Bank of Canada daily exchange rate on the date as of which the converted amount is required to be determined.

6.7 **Administration Costs.**

The Corporation will be responsible for all costs relating to the administration of the Plan.

6.8 **Designation of Beneficiary.**

Subject to the requirements of Applicable Law, a Participant may designate a Beneficiary, in writing, to receive any benefits that are provided under the Plan upon the death of such Participant. The Participant may, subject to Applicable Law, change such designation from time to time. Such designation or change shall be in such form as may be prescribed by the Board from time to time. A Beneficiary designation under this Section 6.8 and any subsequent changes thereto shall be filed with the general counsel of the Corporation.

6.9 **Governing Law.**

The Plan and any Grants pursuant to the Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and with respect to Participants who are US Taxpayers, with the Code and applicable federal laws of the US. The Board may provide that any dispute to any Grant shall be presented and determined in such forum as the Board may specify, including through binding arbitration. Any reference in the Plan, in any Grant Agreement issued pursuant to the Plan or in any other agreement or document relating to the Plan to a provision of law or rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability. To the extent applicable, with respect to Participants who are US Taxpayers, this Plan shall be interpreted in accordance with the requirements of Code Section 409A and the regulations, notices, and other guidance of general applicability issued thereunder.

6.10 **Assignment.**

The Plan shall inure to the benefit of and be binding upon the Corporation, its successors and assigns.

6.11 **Transferability.**

Unless otherwise provided in the Plan or in the applicable Grant Agreement, no Grant, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Participant other than by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process including without limitation seizure for the payment of the Participant's debts, judgments, alimony or separate maintenance.

6.12 **<u>Compensation Recovery.</u>**

All Grants, Shares, rights, payments and other consideration received under the Plan shall be subject to (a) the provisions of applicable law providing for the recoupment, clawback or recovery of incentive or other compensation, including Section 304 of the United States Sarbanes-Oxley Act of 2002, Section 954 of the United States Dodd-Frank Wall Street Reform and Consumer Protection Act (enacted as Section 10D of the United States Securities Exchange Act of 1934, as amended) and the requirements of any stock exchange to which the Corporation is subject, (b) the provisions of any Grant Agreement, Restrictive Covenant or other agreement providing for recoupment, clawback or recovery of compensation, including upon violation of any Restrictive Covenant or upon engaging in any conduct or activity that is in conflict with or adverse to the interests of the Corporation or any of its affiliates, and (c) the provisions of any compensation recoupment, clawback, recovery or similar policy of the Corporation that may be in effect or that the Corporation may adopt from time to time.

7. EFFECTIVE DATE

7.1 The Plan is established effective May 16, 2022 (the "**Effective Date**").

PART II – OPTIONS

8. OPTIONS

8.1 The Corporation may, from time to time, make one or more Grants of Options to Eligible Persons on such terms and conditions, consistent with the Plan, as the Board shall determine. In granting such Options, subject to the provisions of the Plan, the Corporation shall specify,

(a) the maximum number of Shares which the Participant may purchase under the Options;

(b) the Exercise Price at which the Participant may purchase his or her Shares under the Options; and,

(c) the term of the Options, to a maximum of ten (10) years from the Grant Date of the Options, the Vesting period or periods within this period during which the Options or a portion thereof may be exercised by a Participant and any other Vesting conditions (including Performance Conditions).

8.2 The Exercise Price for each Share subject to an Option shall be fixed by the Board but under no circumstances shall any Exercise Price be less than one hundred percent (100%) of the Market Price on the Grant Date of such Option.

8.3 Unless otherwise designated by the Board in the applicable Grant Agreement, 25% of the Options of a given Grant shall vest and become exercisable on the first anniversary of the Grant Date and the remaining 75% of the Options shall vest and become exercisable in equal quarterly installments beginning on the 15-month anniversary of the Grant Date and ending on the four-year anniversary of the Grant Date.

8.4 Subject to Section 8.6, Options shall expire on the tenth anniversary of the Grant Date (unless exercised or terminated earlier in accordance with the terms of the Plan or the Grant Agreement).

8.5 Subject to the provisions of the Plan and the terms governing the granting of the Option, and subject to payment or other satisfaction of all related withholding obligations in accordance with Section 6.2, Vested Options or a portion thereof may be exercised from time to time by delivery to the Corporation at its registered office of a notice in writing signed by the Participant or the Participant's legal personal representative, as the case may be, and addressed to the Corporation. This notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Options and the number of Shares in respect of which the Options are then being exercised and must be accompanied by payment in full of the Exercise Price under the Options which are the subject of the exercise.

8.6 If the normal expiry date of a Participant's Option falls within a Blackout Period applicable to such Participant, then the expiry date of such Option shall, without any further action, be extended to the date that is ten (10) business days following the end of such Blackout Period. The foregoing extension applies to all Options

whatever the Grant Date and shall not be considered an extension of the term of the Options as referred to in Section 6.5.

9. TERMINATION OF EMPLOYMENT, DEATH, AND DISABILITY – OPTIONS

9.1 Outstanding Options held by a Participant as of the Participant's Termination shall be subject to the provisions of this Section 9, as applicable; except that, in all events, the period for exercise of Options shall end no later than the last day of the maximum term thereof established under Section 8.1(c), 8.6, or 9.4, as the case may be. Options that are not exercised prior to the expiration of the exercise period, including any extended exercise period authorized pursuant to this Section 9.1, following a Participant's date of Termination or Disability Date, as the case may be, shall automatically expire on the last day of such period.

9.2 Subject to the applicable Grant Agreement and Section 9.1, in the case of a Participant's Termination due to death or Disability, (i) all of the Participant's outstanding Options which would have Vested prior to or on the third anniversary of the Grant Date but for the Participant's Termination due to death or Disability shall Vest and be exercisable during the twelve (12) month period following the Participant's date of Termination due to death or Disability Date, and (ii) the Participant's outstanding Options that are unvested on the Participant's date of Termination due to death or Disability Date shall be forfeited.

9.3 Subject to the applicable Grant Agreement and Section 9.1, in the case of a Participant's Termination for any reason other than death, Disability or for Cause (including resignation or the voluntary withdrawal of services by a Participant who is not an employee under Applicable Law), (i) the Participant's outstanding Options that Vested prior to the Participant's Termination shall be exercisable during the ninety (90) day period following the Participant's Termination and then expire, and (ii) the Participant's outstanding Options that are unvested on the Participant's Termination shall be forfeited.

9.4 In addition to the Board's rights under Section 3.1, the Board may, at the time of a Participant's Termination or Disability Date, extend the period for exercise of some or all of the Participant's Options, but not beyond the original expiry date, and/or allow for the continued Vesting of some or all of the Participant's Options during the period for exercise or a portion of it.

9.5 Notwithstanding any other provision hereof or in any Grant Agreement, in the case of a Participant's Termination for Cause, any and all then outstanding Vested and unvested Options granted to the Participant shall be immediately forfeited and cancelled, without any consideration as of the Termination.

9.6 For greater certainty, a Participant shall have no right to receive Shares or a cash payment, as compensation, damages or otherwise, with respect to any Options that do not become Vested, that have been forfeited, or that are not exercised before the date on which the Options expire, whether related or attributable to any contractual or common law termination entitlements or otherwise.

PART III – SHARE UNITS

10. DEFINITIONS

10.1 **"Grant Value"** means the dollar amount allocated to an Eligible Person in respect of a Grant of Share Units.

10.2 "**Share Unit Account**" has the meaning set out in Section 12.1.

10.3 "**Valuation Date**" means the date as of which the Market Price is determined for purposes of calculating the number of Share Units included in a Grant, which unless otherwise determined by the Board shall be the Grant Date.

10.4 "**Vesting Period**" means, with respect to a Grant of Share Units, the period specified by the Board, commencing on the Grant Date and ending on the last Vesting Date for such Share Units.

11. ELIGIBILITY AND GRANT DETERMINATION.

11.1 The Board may from time to time make one or more Grants of Share Units to Eligible Persons on such terms and conditions, consistent with the Plan, as the Board shall determine, provided that, in determining the Eligible Persons to whom Grants are to be made and the Grant Value for each Grant, the Board shall take into account the terms of any written employment agreement or contract for services between an Eligible Person and the Corporation or any Subsidiary of the Corporation and may take into account such other factors as it shall determine in its sole and absolute discretion.

11.2 The Board shall determine the Grant Value and the Valuation Date (if not the Grant Date) for each Grant under this Part III. The number of Share Units to be covered by each such Grant shall be determined by dividing the Grant Value for such Grant by the Market Price of a Share as at the Valuation Date for such Grant, rounded up to the next whole number.

11.3 Each Grant Agreement issued in respect of Share Units shall set forth, at a minimum, the type of Share Units and Grant Date of the Grant evidenced thereby, the number of RSUs or PSUs subject to such Grant, the applicable Vesting conditions, the applicable Vesting Period(s) and the treatment of the Grant upon Termination and may specify such other terms and conditions consistent with the terms of the Plan as the Board shall determine or as shall be required under any other provision of the Plan. The Board may include in a Grant Agreement under this Part III terms or conditions pertaining to confidentiality of information relating to the Corporation's operations or businesses which must be complied with by a Participant including as a condition of the grant or Vesting of Share Units.

12. ACCOUNTS AND DIVIDEND EQUIVALENTS

12.1 **<u>Share Unit Account.</u>**

An account, called a "**Share Unit Account**", shall be maintained by the Corporation, or a Subsidiary of the Corporation, as specified by the Board, for each

Participant who has received a Grant of Share Units and will be credited with such Grants of Share Units as are received by a Participant from time to time pursuant to Section 11 and any dividend equivalent Share Units pursuant to Section 12.2. Share Units that fail to Vest to a Participant and are forfeited pursuant to Section 13, or that are paid out to the Participant or his or her Beneficiary, shall be cancelled and shall cease to be recorded in the Participant's Share Unit Account as of the date on which such Share Units are forfeited or cancelled under the Plan or are paid out, as the case may be. For greater certainty, where a Participant is granted both RSUs and PSUs, such RSUs and PSUs shall be recorded separately in the Participant's Share Unit Account.

12.2 **Dividend Equivalent Share Units.**

Except as otherwise provided in the Grant Agreement relating to a Grant of RSUs or PSUs, if and when cash dividends (other than extraordinary or special dividends) are paid with respect to Shares to shareholders of record as of a record date occurring during the period from the Grant Date under the Grant Agreement to the date of settlement of the RSUs or PSUs granted thereunder, a number of dividend equivalent RSUs or PSUs, as the case may be, shall be credited to the Share Unit of Account of the Participant who is a party to such Grant Agreement. The number of such additional RSUs or PSUs will be calculated by dividing the aggregate dividends or distributions that would have been paid to such Participant if the RSUs or PSUs in the Participant's Share Unit Account had been Shares by the Market Price on the date on which the dividends or distributions were paid on the Shares. The additional RSUs or PSUs granted to a Participant will be subject to the same terms and conditions, including Vesting and settlement terms, as the corresponding RSUs or PSUs, as the case may be.

13. VESTING AND SETTLEMENT OF SHARE UNITS

13.1 **Vesting.**

Subject to this Section 13 and the applicable Grant Agreement, Share Units subject to a Grant and dividend equivalent Share Units credited to the Participant's Share Unit Account in respect of such Share Units shall Vest in such proportion(s) and on such Vesting Date(s) as may be specified in the Grant Agreement governing such Grant provided that the Participant has not experienced a Termination on or before the relevant Vesting Date.

13.2 **Settlement.**

A Participant's RSUs and PSUs, adjusted in accordance with the applicable multiplier, if any, as set out in the Grant Agreement, and rounded down to the nearest whole number of RSUs or PSUs, as the case may be, shall be settled, by a distribution as provided below to the Participant or his or her Beneficiary following the Vesting thereof in accordance with Section 13.1 or 13.6, as the case may be, subject to the terms of the applicable Grant Agreement. In all events, unless the Grant Agreement specifies that RSUs and PSUs must only be settled through the issuance of Shares, settlement will occur upon or as soon as reasonably practicable following Vesting and, in any event, on or before December 31 of the third year following the year in which the Participant performed the services to

which the Grant of RSUs or PSUs relates. Settlement shall be made by the issuance of one Share for each RSU or PSU then being settled, a cash payment equal to the Market Price of one Share on the Vesting Date of the RSUs or PSUs being settled in cash (subject to Section 13.3), or a combination of Shares and cash, all as determined by the Board in its discretion, or as specified in the applicable Grant Agreement, and subject to payment or other satisfaction of all related withholding obligations in accordance with Section 6.2.

For greater certainty, settlement for Participants who are US Taxpayers shall be made by March 15 of the year following the year in which Vesting occurs.

13.3 **Postponed Settlement.**

If a Participant's Share Units would, in the absence of this Section 13.3, be settled within a Blackout Period applicable to such Participant, such settlement shall be postponed until the Trading Day following the date on which such Blackout Period ends (or as soon as practicable thereafter, and in any event, within 10 business days following the end of the Blackout Period), and the Market Price of any RSUs or PSUs being settled in cash will be determined as of the Trading Day immediately prior to the settlement date.

13.4 **Failure to Vest.**

Subject to the terms of the Grant Agreement and this Section 13, all Share Units that are not Vested and do not become Vested on the Participant's Termination shall be immediately forfeited. For greater certainty, a Participant shall have no right to receive Shares or a cash payment, as compensation, damages or otherwise, whether related or attributable to any contractual or common law notice period or otherwise, with respect to any RSUs or PSUs that do not become Vested or are forfeited hereunder.

13.5 **Resignation.**

Subject to the applicable Grant Agreement and Section 13.9, in the event a Participant is Terminated as a result of the Participant's resignation (which is not in connection with a constructive dismissal by the Corporation or a Subsidiary of the Corporation), no Share Units that have not Vested prior to such Termination, including dividend equivalent Share Units in respect of such Share Units, shall Vest and all such Share Units shall be forfeited immediately.

13.6 **Death.**

Subject to the applicable Grant Agreement, in the case of a Participant`s Termination due to death, (i) all RSUs granted to the Participant that have not Vested, including dividend equivalent RSUs in respect of such RSUs, prior to the Participant's date of death shall Vest; and (ii) all PSUs granted to the Participant that have not Vested, including dividend equivalent PSUs in respect of such PSUs,

prior to the Participant's date of death shall Vest based on target performance under applicable Performance Conditions.

13.7 **Disability.**

In the case of a Participant's Disability, Share Units, including Dividend Equivalent Share Units in respect of such Share Units, shall continue to Vest and be settled in accordance with the terms of the Grant Agreement.

13.8 **Termination without Cause.**

Subject to the applicable Grant Agreement and Section 13.9, in the event of a Participant's Termination without Cause (which shall include a constructive dismissal by the Corporation or a Subsidiary of the Corporation) the unvested Share Units shall Vest as follows:

(a) the number of unvested RSUs that Vest on Termination is determined by the formula A x B/C, where

A equals the total number of RSUs relating to such Grant that have not previously Vested and dividend equivalent RSUs in respect of such RSUs,

B equals the total number of days between the first day of the Vesting Period relating to such Grant and the Participant's date of Termination, and

C equals total number of days in the Vesting Period relating to such Grant.

(b) the number of unvested PSUs (if any) that Vest on Termination is determined by the formula A x B/C, where

A equals the total number of PSUs relating to such Grant that have not previously Vested and dividend equivalent PSUs in respect of such PSUs that would have Vested had the Participant not experienced a Termination until the end of the applicable Vesting Period having regard to the extent to which the applicable Performance Conditions were satisfied,

B equals the total number of days between the first day of the Performance Period relating to such Grant and the Participant's date of Termination, and

C equals total number of days in the Performance Period relating to such Grant.

The Participant shall have no further entitlement to RSUs or PSUs following the Termination and waives any claim to damages in respect thereof whether related

or attributable to any contractual or common law termination entitlements or otherwise.

13.9 **Extension of Vesting.**

The Board may, at the time of Termination or a Disability Date, extend the period for Vesting of Share Units, but not beyond the original end of the applicable Vesting Period.

13.10 **Termination for Cause.**

In the event a Participant is Terminated for Cause by the Corporation or a Subsidiary, no Share Units that have not Vested prior to the date of the Participant's Termination for Cause, including dividend equivalent Share Units in respect of such Share Units, shall Vest after the date of Termination. All Share Units that are outstanding on the date of Termination (vested and unvested) shall be forfeited immediately, except only as may be required to satisfy the express minimum requirements of applicable employment or labour standards legislation. The Participant shall have no further entitlement to Share Units following the Termination and waives any claim to damages in respect thereof whether related or attributable to any contractual or common law termination entitlements or otherwise.

14. SHAREHOLDER RIGHTS

14.1 **No Rights to Shares.**

Share Units are not Shares and a Grant of Share Units will not entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

Exhibit "A"

FSD Pharma Inc. Equity Incentive Plan

<u>Special Provisions Applicable to US Taxpayer</u>

This Exhibit sets forth special provisions of the FSD Pharma Inc. Equity Incentive Plan (the "Plan") that apply to Participants who are US Taxpayers. This Exhibit shall apply to such Participants notwithstanding any other provisions of the Plan. Terms defined elsewhere in the Plan and used herein shall have the meanings set forth in the Plan, as may be amended from time to time.

Definitions

"**Disability**" means, solely with respect to an award that constitutes deferred compensation subject to Section 409A of the Code, a "disability" as defined under Section 409A of the Code.

"**Eligible Person**" means a natural person who is a director, officer or employee of, or a consultant or advisor to, the Corporation or any of its Subsidiaries who, by the nature of his or her position or job is, in the opinion of the Board, in a position to contribute to the success of the Corporation; provided, however, a consultant or advisor shall not be an Eligible Person if (a) he or she does not provide bona fide services to the Corporation or any of its Subsidiaries, (b) he or she provides services in connection with the offer or sale of securities in a capital-raising transaction or (c) he or she directly or indirectly promotes or maintains a market for securities of the Corporation. The term Eligible Person also includes former Eligible Persons as well as executors, administrators or beneficiaries of the estates of deceased Eligible Persons, guardians or members of a committee for incompetent former Eligible Persons, or similar persons duly authorized by law to administer the estate or assets of former Eligible Persons, but only for the purpose of the exercise of Stock Options and the subsequent sale of Shares.

"**Market Price**" means, solely with respect to the terms "Exercise Price", (a) if the Shares are listed on the Stock Exchange, the closing price per Share on the Stock Exchange on the Grant Date; (b) if the Shares are listed on more than on Stock Exchange, the fair market value as determined in accordance with paragraph (a) above for the primary Stock Exchange on which the Shares are listed, as determined by the Board; and (c) if the Shares not listed for trading on a Stock Exchange, a price which is determined by the Board in good faith to be the fair market value of the Shares in compliance with the Code Section 409A.

"**Separation from Service**" means such employment or service with the Corporation and any entity that is to be treated as a single employer with the Corporation for purposes of United States Treasury Regulation Section 1.409A-1(h) terminates such that it is reasonably anticipated that no further services will be performed.

"**Specified Employee**" means a US Taxpayer who meets the definition of "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code.

Change in Control Treatment

Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code, and if the

Corporation determines any award under the Plan constitutes deferred compensation subject to Section 409A of the Code, then as determined in the sole discretion of the Board, the vesting of such award may be accelerated as of the effective date of the Change in Control, but the Corporation shall pay such award on its original payment date, but in no event more than ninety (90) days following the original payment date.

Compliance with Section 409A

The intent of the parties is that payments and benefits under this Plan comply with or be exempt from the provisions of Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment with the Corporation for purposes of this Plan unless the Participant would be considered to have incurred a Separation from Service from the Corporation. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan (or any other plan or agreement of the Corporation) during the six (6) month period immediately following the Specified Employee's Separation from Service shall instead be paid on the first business day after the date that is six (6) months following the Specified Employee's Separation from Service (or death, if earlier). The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code. The Corporation makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

SCHEDULE "C"

STOCK OPTION PLAN

[*See Attached*]

FSD PHARMA INC.

STOCK OPTION PLAN

DATED FOR REFERENCE FEBRUARY 9, 2018

TABLE OF CONTENTS

STOCK OPTION PLAN

SECTION 1
DEFINITIONS AND INTERPRETATION

1.1 Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a) "**Administrator**" means such Executive or Employee of the Company as may be designated as Administrator by the Committee from time to time, or, if no such person is appointed, the Committee itself.

(b) "**Associate**" means, where used to indicate a relationship with any person:

(i) any relative, including the spouse of that person or a relative of that person's spouse, where the relative has the same home as the person;

(ii) any partner, other than a limited partner, of that person;

(iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

(iv) any corporation of which such person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the corporation.

(c) "**Black-Out**" means a restriction imposed by the Company on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Company's securities until the restriction has been lifted by the Company.

(d) "**Board**" means the board of directors of the Company.

(e) "**Change of Control**" means:

(i) the acquisition of a sufficient number of voting securities in the capital of the Company so that the acquiror, together with Persons or Entities acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company);

(ii) the completion of a consolidation, merger, arrangement or amalgamation of the Company with or into any other entity whereby the voting securityholders of the Company immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity;

(iii) the completion of a sale whereby all or substantially all of the Company's undertakings and assets become the property of any other entity and the voting securityholders of the Company immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale; or

(iv) an occurrence when a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company's then-incumbent Board.

(f) "**Committee**" means a committee of the Board to which the responsibility of approving the grant of stock options has been delegated, or if no such committee is appointed, the Board itself.

(g) "**Company**" means Century Financial Capital Group Inc.

(h) "**Consultant**" means an individual who:

(i) is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or any Subsidiary other than services provided in relation to a "distribution" (as that term is described in the *Securities Act*);

(ii) provides the services under a written contract between the Company or any Subsidiary and the individual or a Consultant Entity (as defined in clause (h)(v) below);

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or any Subsidiary; and

(iv) has a relationship with the Company or any Subsidiary that enables the individual to be knowledgeable about the business and affairs of the Company or is otherwise permitted by applicable Regulatory Rules to be granted Options as a Consultant or as an equivalent thereof,

and includes:

(i) a corporation of which the individual is an employee or shareholder or a partnership of which the individual is an employee or partner (a "**Consultant Entity**"); or

(ii) an RRSP or RRIF established by or for the individual under which he or she is the beneficiary.

(i) "**Disability**" means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment which cannot be accommodated under applicable human rights laws without imposing undue hardship on the Company or any Subsidiary employing or engaging the Person, that the Committee, acting reasonably, determines constitutes a disability.

(j) "**Employee**" means:

(i) an individual who works full-time or part-time for the Company or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options as an employee or as an equivalent thereto; or

(ii) an individual who works for the Company or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any Subsidiary over the details and methods of work as an employee of the Company or any Subsidiary, but for whom income tax deductions are not made at source,

and includes:

(i) a corporation wholly-owned by such individual; and

(ii) any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(k) "**Exchange**" means the stock exchange upon which the Company's shares principally trade.

(l) "**Executive**" means an individual who is a director or officer of the Company or a Subsidiary, and includes:

(i) a corporation wholly-owned by such individual; and

(ii) any RRSP or RRIF established by or for such individual under which he or she is the beneficiary.

(m) "**Exercise Notice**" means the written notice of the exercise of an Option, in the form set out as Schedule B hereto, or by written notice in the case of uncertificated Shares, duly executed by the Option Holder.

(n) **"Exercise Period"** means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(o) **"Exercise Price"** means the price at which an Option is exercisable as determined in accordance with section 5.3.

(p) **"Expiry Date"** means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with sections 5.4, 6.2, 6.3, 6.4 or 11.4.

(q) **"Expiry Time"** means the time the Option expires on the Expiry Date, which is 4:00 p.m. local time in Toronto, Ontario on the Expiry Date.

(r) **"Grant Date"** means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(s) **"Insider"** means an insider as that term is defined in the *Securities Act*.

(t) **"Market Value"** means the market value of the Shares as determined in accordance with section 5.3.

(u) **"Option"** means an incentive share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Company.

(v) **"Option Certificate"** means the certificate, in substantially the form set out as Schedule A hereto, evidencing the Option.

(w) **"Option Holder"** means a Person or Entity who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(x) **"Outstanding Issue"** means the number of Shares that are outstanding (on a fully diluted basis) immediately prior to the Share issuance or grant of Option in question.

(y) **"Person or Entity"** means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.

(z) **"Personal Representative"** means:

(i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(aa) **"Plan"** means this stock option plan as from time to time amended.

(bb) **"Pre-Existing Options"** has the meaning ascribed thereto in section 4.1.

(cc) **"Regulatory Approvals"** means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.

(dd) **"Regulatory Authorities"** means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Company, this Plan or the Options granted from time to time hereunder.

(ee) **"Regulatory Rules"** means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.

(ff) "***Securities Act***" means the *Securities Act* (Ontario), RSO 1990, c. S.5 as from time to time amended.

(gg) **"Share"** or **"Shares"** means, as the case may be, one or more common shares without par value in the capital stock of the Company.

(hh) **"Subsidiary"** means a wholly-owned or controlled subsidiary corporation of the Company.

(ii) **"Triggering Event"** means:

(i) the proposed dissolution, liquidation or wind-up of the Company;

(ii) a proposed Change of Control of the Company; or

(iii) a proposed material alteration of the capital structure of the Company which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.

(jj) **"Vest"** or **"Vesting"** means that a portion of the Option granted to the Option Holder which is available to be exercised by the Option Holder at any time and from time to time.

1.2 **Choice of Law**

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed solely in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Company and each Option Holder hereby attorn to the jurisdiction of the Courts of Ontario.

1.3 **Headings**

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

SECTION 2
GRANT OF OPTIONS

2.1 **Grant of Options**

The Committee shall, from time to time in its sole discretion, grant Options to such Persons or Entities and on such terms and conditions as are permitted under this Plan.

2.2 **Record of Option Grants**

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a) the name and address of the Option Holder;

(b) the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;

(c) the Grant Date and Expiry Date of the Option;

(d) the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(e) the vesting and other additional terms, if any, attached to the Option; and

(f) the particulars of each and every time the Option is exercised.

2.3 **Effect of Plan**

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan. The Option Certificates will be issued for convenience only and in the case of a dispute with regard

to any matter in respect thereof, the provisions of the Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, the provisions of the Plan will supersede such terms and conditions.

SECTION 3
PURPOSE AND PARTICIPATION

3.1 **Purpose of Plan**

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants to contribute toward the long term goals of the Company, and to encourage such individuals to acquire Shares of the Company as long term investments.

3.2 **Participation in Plan**

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants to whom Options are to be granted.

3.3 **Notification of Grant**

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Company be required to deliver an Option Certificate to an Option Holder until such time as the Company has obtained all necessary Regulatory Approvals for the grant of the Option.

3.4 **Copy of Plan**

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

3.5 **Limitation on Service**

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Company or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company or any Subsidiary.

3.6 **No Obligation to Exercise**

Option Holders shall be under no obligation to exercise Options.

3.7 Agreement

The Company and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Company to be bound by the terms and conditions of this Plan. In the event that the Option Holder receives his, her or its Options pursuant to an oral or written agreement with the Company or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.8 Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Company to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Company and the Company shall be under no obligation to confirm receipt or delivery.

3.9 Representation

As a condition precedent to the issuance of an Option, the Company must be able to represent to the Exchange as of the Grant Date that the Option Holder is a *bona fide* Executive, Employee or Consultant of the Company or any Subsidiary.

SECTION 4
NUMBER OF SHARES UNDER PLAN

4.1 Board to Approve Issuance of Shares

The Committee shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be deemed effective as of the Grant Date of such Options regardless of when it is actually done. The Committee shall be entitled to approve the issuance of Shares in advance of the Grant Date, retroactively after the Grant Date, or by a general approval of this Plan.

4.2 Number of Shares

Subject to adjustment as provided for herein, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan, plus any other outstanding incentive stock options of the Company granted pursuant to a previous stock option plan or agreement, will not exceed 10% of the Outstanding Issue. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan.

4.3 Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

4.4 Limits on Option Grants for Investor Relations Activities

The maximum number of Options which may be granted within any 12 month period to Employees or Consultants engaged in investor relations activities must not exceed 1% of the issued and outstanding Shares.

SECTION 5
TERMS AND CONDITIONS OF OPTIONS

5.1 Exercise Period of Option

Subject to sections 5.4, 6.2, 6.3, 6.4 and 11.4, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option and may not exceed ten years from the Grant Date.

5.2 Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3 Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Exercise Price shall not be less than the Market Value of the Shares. The Market Value of the Shares for a particular Grant Date shall be determined as follows:

(a) for each organized trading facility on which the Shares are listed, Market Value will be the greater of the closing market price of the Shares on: (i) the trading day immediately preceding the Grant Date; and (ii) the Grant Date, and may be less than this price if it is within the discounts permitted by the applicable Regulatory Authorities;

(b) if the Company's Shares are listed on more than one organized trading facility, the Market Value shall be the Market Value as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the Shares are listed, as determined by the Committee, subject to any adjustments as may be required to secure all necessary Regulatory Approvals;

(c) if the Company's Shares are listed on one or more organized trading facilities but have not traded during the ten trading days immediately preceding the Grant Date, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee; and

(d) if the Company's Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arms' length. Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Company on the Grant Date in question.

5.4 **Termination of Option**

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, or 11.4 of this Plan:

(a) *Ceasing to Hold Office* - In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:

(i) ceasing to meet the qualifications set forth in the corporate legislation applicable to the Company;

(ii) a special resolution having been passed by the shareholders of the Company removing the Option Holder as a director of the Company or any Subsidiary; or

(iii) an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

(b) *Ceasing to be Employed or Engaged* - In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to

hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:

(i) termination for cause;

(ii) resigning his or her position; or

(iii) an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.5 **Vesting of Option and Acceleration**

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan.

5.6 **Additional Terms**

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule attached to the Option Certificate. The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Company shall prevail over the terms and conditions in the Option Certificate. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, the provisions of the Plan will supersede such terms and conditions.

SECTION 6
TRANSFERABILITY OF OPTIONS

6.1 Non-transferable

Except as provided otherwise in this section 6, Options are non-assignable and non-transferable.

6.2 Death of Option Holder

In the event of the Option Holder's death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the date of death and the applicable Expiry Date.

6.3 Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Company or a Subsidiary is terminated by the Company by reason of such Option Holder's Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4 Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Company or a Subsidiary by reason of such Option Holder's Disability and such Option Holder dies within one year after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the death of such Option Holder and the applicable Expiry Date.

6.5 Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

6.6 Deemed Non-Interruption of Engagement

Employment or engagement by the Company shall be deemed to continue intact during any military or sick leave or other *bona fide* leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder's right to re-employment or re-engagement by the Company is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Option Holder's re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

SECTION 7
EXERCISE OF OPTION

7.1 **Exercise of Option**

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, or by written notice in the case of uncertificated Shares, the applicable Option Certificate and a certified cheque or bank draft or wire transfer payable to the Company or its legal counsel in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options may not be exercised during a Black-Out unless the Committee determines otherwise.

7.2 **Issue of Share Certificates**

As soon as reasonably practicable following the receipt of the notice of exercise as described in section 7.1 and payment in full for the Optioned Shares being acquired, the Administrator will direct its transfer agent to issue to the Option Holder the appropriate number of Shares in either certificate form or at the election of the Option Holder, on an uncertificated basis pursuant to the instructions given by the Option Holder to the Administrator. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the Shares.

7.3 **No Rights as Shareholder**

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the Shares, the decision of the Committee shall be final, conclusive and binding.

7.4 **Tax Withholding and Procedures**

Notwithstanding anything else contained in this Plan, the Company may, from time to time, implement such procedures and conditions as it determines appropriate with respect to the withholding and remittance of taxes imposed under applicable law, or the funding of related amounts for which liability may arise under such applicable law. Without limiting the generality of the foregoing, an Option Holder who wishes to exercise an Option must, in addition to following the procedures set out in section 7.1 and elsewhere in this Plan, and as a condition of exercise:

(a) deliver a certified cheque, wire transfer or bank draft payable to the Company for the amount determined by the Company to be the appropriate amount on account of such taxes or related amounts; or

(b) otherwise ensure, in a manner acceptable to the Company (if at all) in its sole and unfettered discretion, that the amount will be securely funded;

(c) and must in all other respects follow any related procedures and conditions imposed by the Company.

SECTION 8
ADMINISTRATION

8.1 **Board or Committee**

The Plan shall be administered by the Administrator with oversight by the Committee.

8.2 **Powers of Committee**

The Committee shall have the authority to do the following:

(a) oversee the administration of the Plan in accordance with its terms;

(b) appoint or replace the Administrator from time to time;

(c) determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value;

(d) correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f) determine the duration and purposes of leaves of absence from employment or engagement by the Company which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g) do the following with respect to the granting of Options:

 (i) determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

 (ii) determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);

 (iii) subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;

(iv) determine when Options shall be granted; and

(v) determine the number of Shares subject to each Option;

(h) accelerate the vesting schedule of any Option previously granted; and

(i) make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

8.3 **Administration by Committee**

All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.4 **Interpretation**

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

SECTION 9
APPROVALS AND AMENDMENT

9.1 **Shareholder Approval of Plan**

If required by a Regulatory Authority or by the Committee, this Plan may be made subject to the approval of the shareholders of the Company as prescribed by the Regulatory Authority. If shareholder approval is required, any Options granted under this Plan prior to such time will not be exercisable or binding on the Company unless and until such shareholder approval is obtained.

9.2 **Amendment of Option or Plan**

Subject to any required Regulatory Approvals, the Committee may from time to time amend any existing Option or the Plan or the terms and conditions of any Option thereafter to be granted provided that where such amendment relates to an existing Option and it would:

(a) materially decrease the rights or benefits accruing to an Option Holder; or

(b) materially increase the obligations of an Option Holder;

then, unless otherwise excepted out by a provision of this Plan, the Committee must also obtain the written consent of the Option Holder in question to such amendment. If at the time the Exercise Price of an Option is reduced the Option Holder is an Insider of the

Company, the Insider must not exercise the option at the reduced Exercise Price until the reduction in Exercise Price has been approved by the disinterested shareholders of the Company, if required by the Exchange.

SECTION 10
CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1 **Compliance with Laws**

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Company shall be entitled to legend the Option Certificates and the certificates for the Shares or the written notice in the case of uncertificated Shares representing such Shares accordingly.

10.2 **Regulatory Approvals**

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Company unless and until all necessary Regulatory Approvals have been obtained. The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3 **Inability to Obtain Regulatory Approvals**

The Company's inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Company of any liability with respect to the failure to complete such transaction.

SECTION 11
ADJUSTMENTS AND TERMINATION

11.1 **Termination of Plan**

Subject to any necessary Regulatory Approvals, the Committee may terminate or suspend the Plan. Unless earlier terminated as provided in this section 11, the Plan shall terminate on, and no more Options shall be granted under the Plan after, the tenth anniversary of the date of the Exchange's acceptance of the Plan.

11.2 **No Grant During Suspension of Plan**

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.3 **Alteration in Capital Structure**

If there is a material alteration in the capital structure of the Company and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a) a change in the number or kind of shares of the Company covered by such Options; and

(b) a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this section 11.3, and without limitation, neither:

(c) the issuance of additional securities of the Company in exchange for adequate consideration (including services); nor

(d) the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. Any adjustment made to any Options pursuant to this section 11.3 shall not be considered an amendment requiring the Option Holder's consent for the purposes of section 9.2 of this Plan.

11.4 **Triggering Events**

Subject to the Company complying with section 11.5 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Holders in question:

(a) cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or

(b) cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence

of a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably.

Such termination or exchange shall not be considered an amendment requiring the Option Holder's consent for the purpose of section 9.2 of the Plan.

11.5 **Notice of Termination by Triggering Event**

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days prior to the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination. Upon the giving of such notice and subject to any necessary Regulatory Approvals, all Options or portions thereof granted under the Plan which the Company proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject. Furthermore, if any of the Options granted under this Plan are cancelled prior to their Expiry Date, the Company shall not grant new Options to the same Persons or Entities until 30 days have lapsed from the date of cancellation.

11.6 **Determinations to be Made By Committee**

Adjustments and determinations under this section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SCHEDULE A

[Include legends prescribed by Regulatory Authorities, if required.]

CENTURY FINANCIAL CAPITAL GROUP INC.

STOCK OPTION PLAN - OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan (the "**Plan**") of Century Financial Capital Group Inc. (the "**Company**") and evidences that ●[Name of Option Holder] is the holder (the "**Option Holder**") of an option (the "**Option**") to purchase up to ● common shares (the "**Shares**") in the capital stock of the Company at a purchase price of Cdn.$● per Share (the "**Exercise Price**"). This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 4:00 p.m. local time in Toronto, Ontario (the "**Expiry Time**") on the following Expiry Date:

(a) the Grant Date of this Option is ●, 20●; and

(b) subject to sections 5.4, 6.2, 6.3, 6.4 and 11.4 of the Plan, the Expiry Date of this Option is ●, 20●.

To exercise this Option, the Option Holder must deliver to the Administrator of the Plan, prior to the Expiry Time on the Expiry Date, an Exercise Notice, in the form provided in the Plan, or written notice in the case of uncertificated Shares, which is incorporated by reference herein, together with the original of this Option Certificate and a certified cheque, bank draft or wire transfer payable to the Company or its legal counsel in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail. This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

[Include legends on the certificate or the written notice in the case of uncertificated shares prescribed by Regulatory Authorities, if required.]

If the Option Holder is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the Shares will be endorsed with the following or a similar legend:

"The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the united states. The holder hereof, by purchasing such securities, agrees for the benefit of the Company that such securities may be offered, sold or otherwise transferred only (a) to the Company; (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act; (c) in accordance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws; or (d) in a transaction that does not require registration under the U.S. Securities Act and any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller furnishes to the Company an opinion of counsel of recognized standing in form and substance satisfactory to the Company to such effect.

The presence of this legend may impair the ability of the holder hereof to effect "good delivery" of the securities represented hereby on a Canadian stock exchange."

CENTURY FINANCIAL CAPITAL GROUP INC.
by its authorized signatory:

____

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Company that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan. The Option Holder agrees to execute, deliver, file and otherwise assist the Company in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities. The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Company on the Grant Date, this Option is not exercisable until such approval has been obtained.

Signature of Option Holder:

____________________	____________________
Signature	Date signed:

____

Print Name

____

Address

____

<u>OPTION CERTIFICATE – SCHEDULE</u>

[Complete the following additional terms and any other special terms, if applicable, or remove the inapplicable terms or this schedule entirely.]

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1. The Options will not be exercisable unless and until they have vested and then only to the extent that they have vested. The Options will vest in accordance with the following:

   (a) ● Shares (●%) will vest and be exercisable on or after the Grant Date;
   (b) ● additional Shares (●%) will vest and be exercisable on or after ● [date];
   (c) ● additional Shares (●%) will vest and be exercisable on or after ● [date];
   (d) ● additional Shares (●%) will vest and be exercisable on or after ● [date];

2. Upon the Option Holder ceasing to hold a position with the Company, other than as a result of the events set out in paragraphs 5.4(a) or 5.4(b) of the Plan, the Expiry Date of the Option shall be ● **[Insert date desired that is longer or shorter than the standard 30 days as set out in the Plan]** following the date the Option Holder ceases to hold such position.

SCHEDULE B
CENTURY FINANCIAL CAPITAL GROUP INC.
STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO: The Administrator, Stock Option Plan
Century Financial Capital Group Inc.
The Canadian Venture Building
82 Richmond Street East
Toronto, ON M5C 1P1
(or such other address as the Company may advise)

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the "**Plan**") of Century Financial Capital Group Inc. (the "**Company**"), of the exercise of the Option to acquire and hereby subscribes for (**cross out inapplicable item):**

(a) all of the Shares; or
(b) ________________ of the Shares;

which are the subject of the Option Certificate attached hereto **(attach your original Option Certificate)**. The undersigned tenders herewith a certified cheque, bank draft or wire transfer (**circle one**) payable to the Company in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Company to issue a certificate OR a written notice in the case of uncertificated Shares evidencing said Shares in the name of the undersigned to be issued to the undersigned [in the case of issuance of a share certificate, at the following address (**provide full complete address**)]:

____

____

____

____

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the required address with the required payment prior to 4:00 p.m. local time in Toronto, ON on the Expiry Date of the Option.

DATED the day _____ of ______________________, 20___ .

____
Signature of Option Holder